 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-257802
PROSPECTUS SUPPLEMENT
(To Prospectus dated August 10, 2021)
2,150,000 Shares
INDUS Realty Trust, Inc.
Common Stock
We are offering 2,150,000 shares of our common stock, $0.01 par value per share.
We are organized and conduct our operations to qualify as a real estate investment trust, or REIT, for federal income tax purposes. To assist us in complying with certain federal income tax requirements applicable to REITs, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our capital stock, including ownership limits of 5.5% in value or in number of shares (whichever is more restrictive) of the outstanding shares of our common stock and 5.5% in value of the aggregate of all classes or series of our capital stock.
Our common stock is listed on The Nasdaq Stock Market LLC, or Nasdaq, under the symbol “INDT,” and the last reported sale price of our common stock on Nasdaq on October 4, 2021 was $68.86 per share.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-12 of this prospectus supplement and the risks set forth under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended November 30, 2020 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, each of which is filed with the Securities and Exchange Commission and incorporated by reference herein, for certain risks relevant to an investment in our common stock.
	Per share	Total
Public offering price	$66.00	$141,900,000
Underwriting discount(1)	$3.30	$7,095,000
Proceeds, before expenses, to us	$62.70	$134,805,000

(1)
See “Underwriting.”

We have granted the underwriters an option to purchase up to an additional 322,500 shares of our common stock from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares to purchasers on or about October 8, 2021.
Joint Book-Running Managers
Morgan StanleyCitigroup
Book-Running Managers
J.P. MorganBaird
Co-Managers
BTIGBMO Capital MarketsJMP Securities
The date of this prospectus supplement is October 5, 2021.

Prospectus Supplement
You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus in making a decision about whether to invest in our common stock. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates that are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to, changes and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.
To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or the documents incorporated by reference herein or therein, the information in this prospectus supplement will supersede such information. In addition, any statement in a filing we make with the Securities and Exchange Commission, or the SEC, that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.
This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement and “Where You Can Find More Information; Incorporation by Reference” in the accompanying prospectus. Unless otherwise indicated or unless the context requires otherwise, references in this prospectus supplement to “INDUS,” “we,” “our,” “us” and “the Company” refer to INDUS Realty Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries.

S-ii

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference into each contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Also, documents we subsequently file with the SEC and incorporate by reference will contain forward-looking statements. In particular, statements relating to our competitive position, objectives and strategy; expectations regarding funding of future growth; our potential acquisition and disposition activity, including estimated completion dates; our planned development and construction activity, including estimated completion dates for current and planned developments; our anticipated or targeted stabilization and underwritten stabilized Cash NOI yields (as defined below) for planned development and acquisition activities; our expectations regarding incremental annualized cash rent to be generated from our internal growth opportunities; potential vacancies in our buildings; our anticipated stabilization of remaining vacancy; our expectations regarding rent growth in the markets in which we operate; our anticipated future liquidity and capital expenditures; and our expectations and uncertainties related to COVID-19 contain forward-looking statements. Furthermore, all of the statements regarding future financial or operating performance or expectations, or anticipated market conditions and demographics are forward-looking statements. We are including this cautionary statement to make applicable, and take advantage of, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any such forward-looking statements. We caution investors that any forward-looking statements presented in this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference in each are based on management’s beliefs and assumptions made by, and information currently available to, management. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “result” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.
Forward-looking statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).
Some of the risks and uncertainties that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements include, among others, those set forth in the sections entitled “Risk Factors” in this prospectus supplement, our Annual Report on Form 10-K for the year ended November 30, 2020 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and all other information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus, as updated by our subsequent filings with the SEC, that may cause our actual results, performance or achievements to differ materially and adversely from those expressed or implied by the forward-looking statements.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. We urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully, including the financial statements and notes to those financial statements incorporated by reference herein and therein. Please read “Risk Factors” for more information about important risks that you should consider before investing in our common stock.
INDUS Realty Trust, Inc.
We are an acquiror, developer and asset manager of industrial/logistics real estate in select supply-constrained and high-growth markets in the United States. Our real estate holdings consist primarily of industrial/logistics properties. As of June 30, 2021, our industrial/logistics portfolio consisted of approximately 4.7 million aggregate rentable square feet across 32 buildings with a weighted average building age of 13 years. Our industrial/logistics portfolio was 95.3% leased as of June 30, 2021 (99.4% leased excluding one recent acquisition of a 50%-leased property on June 28, 2021). Our industrial/logistics portfolio is geographically located in the following markets by square footage: 43% in Hartford, Connecticut; 31% in the Lehigh Valley, Pennsylvania; 20% in Charlotte, North Carolina; and 6% in Central Florida. We plan to grow our industrial/logistics building portfolio either through the acquisition of existing or to-be-completed buildings, self-development of buildings on land currently owned or to be acquired, or both. We also own a limited number of office/flex properties in addition to approximately 3,400 acres of undeveloped land as of June 30, 2021.
On December 30, 2020, we completed an internal merger to reincorporate in Maryland. Prior to December 31, 2020, we were known as Griffin Industrial Realty, Inc. On December 31, 2020, we changed our name to INDUS Realty Trust, Inc. after our reincorporation from Delaware to Maryland on December 30, 2020 and our decision to elect real estate investment trust, or REIT, status. In connection with the REIT conversion, we changed our fiscal year end from November 30 to December 31, effective beginning with our current fiscal year, which began on January 1, 2021.
Corporate Information
We are a Maryland corporation and our corporate headquarters is located at 641 Lexington Avenue, 26th Floor, New York, New York 10022 with another principal office located at 204 West Newberry Road, Bloomfield, Connecticut 06002.
Our website is www.indusrt.com. The information on our website is not incorporated or deemed to be incorporated by reference in, or otherwise a part of, this prospectus supplement or the accompanying prospectus. All reports required to be filed with the SEC are available and can be accessed free of charge through the Investors section of our website. Our common stock is listed on The Nasdaq Stock Market LLC, or Nasdaq, under the ticker symbol “INDT”.
Competitive Strengths
We believe that we are well-positioned in our industry and markets due to the quality of our portfolio and tenancy, in addition to our size, track record and growth opportunities. Summarized below are what we believe to be our competitive strengths:
•
High-Quality Industrial/Logistics Portfolio and Tenancy.   Our portfolio primarily consists of modern, mid-sized industrial/logistics facilities in supply-constrained and/or high barrier-to-entry markets. Our properties are designed to meet multiple demand drivers for warehousing needs including local, regional and/or national distribution. The majority of our properties are readily divisible to provide a variety of re-tenanting opportunities, do not have specialized building footprints or exterior features and are relatively young, with a weighted average (by total building square footage) age of 13 years and clear height of over 30 feet as of June 30, 2021. The leases to our industrial/logistics properties have a weighted average (by leased square footage) lease term of 4.5 years. As of June 30, 2021, approximately 69% of our industrial/logistics square footage is leased to tenants that either are, or are a subsidiary of a company that is, publicly traded on a national stock exchange or have annual revenues over $500 million. Our industrial/logistics tenants operate across a variety of industries, but our largest exposure by square footage as of June 30, 2021 was to companies which operate in the following industries: third-party logistics (24%), or 3PL, industrial (12%), automotive (11%), building products (9%), e-commerce (8%) and trucking and transport (6%).
•
Well-Positioned in the Right Sector.   Industrial has been one of the most resilient real estate sectors during the COVID-19 pandemic, and demand in the sector has been supported by several trends, including the overall growth in the U.S. economy (even taking into account the economic challenges presented by the COVID-19 pandemic), increases in population and the optimization of supply chains. The COVID-19 pandemic, in fact, has accelerated certain trends, including, but not limited to, continued growth and expansion in e-commerce, the necessity of safety inventories to avoid future supply shortages and the potential for re-shoring of manufacturing operations in certain industries. We believe that the relatively small size of our portfolio within a large market provides a significant opportunity for growth as additional developments and/or acquisitions can have a material impact on our overall financial results.

•
Developer’s Mindset.   Our construction and development team has developed over 70% of our industrial/logistics square footage as of June 30, 2021 and the book value of land under industrial/logistics development, as of June 30, 2021, was approximately $35.4 million. Our development expertise informs our understanding of the economics of renovations, maintenance costs and tenant improvements, as well as how to price prospective acquisitions vis-à-vis replacement costs. Our development mindset helps us to understand the barriers to new development that may influence future pricing and demand for properties, as well as allowing us to evaluate and pursue a broad range of industrial/logistics investment opportunities ranging from land for development, to vacant or partially leased value-add investments, to stabilized, core acquisitions. Historically, we have developed properties both on speculation and as build-to-suits for select tenants.

As of June 30, 2021, including our most recently announced 90,000 square foot planned speculative development in the Lehigh Valley, our development pipeline had an estimated total budget of approximately $131.5 million, of which approximately $95.8 million remained to be spent. We estimate the weighted average underwritten stabilized Cash NOI yield (defined below) on this pipeline of developments to be between 5.8% and 6.3%, which we believe will generate development margins of between 43% and 60% based on estimated market capitalization rates for these properties. Since June 30, 2021, we have nearly completed our build-to-suit for Amazon in Charlotte, which we expect to deliver in early October 2021. Excluding the Amazon build-to-suit, our remaining development pipeline had an estimated total budget of approximately $90.5 million, of which approximately $76.4 million remained to be spent.

As a part of our standard development underwriting process, we analyze the targeted initial full year stabilized cash net operating income (“Cash NOI”) yield for each development project and establish a range of initial full year stabilized Cash NOI yields, which we refer to as “underwritten stabilized Cash NOI yields.” Underwritten stabilized Cash NOI yields are calculated as a development project’s initial full year stabilized Cash NOI as a percentage of our estimated total investment, including costs to stabilize the buildings to 95% occupancy (other than in connection with build-to-suit development projects and single tenant properties). We calculate initial full year stabilized Cash NOI for a development project by subtracting our estimate of the development project’s initial full year stabilized operating expenses, real estate taxes and non-cash rental revenue, including straight-line rents (before interest, income taxes, if any, and depreciation and amortization), from our estimate of its initial full year stabilized rental revenue. Actual initial full year stabilized Cash NOI yields may vary from our underwritten stabilized Cash NOI yield ranges based on the actual total cost to complete a project and its actual initial full year stabilized Cash NOI. See “Item 1A. Risk Factors — Risks Related to INDUS’s Business and Properties — The actual initial full year stabilized cash net operating income yields from INDUS’s planned development and acquisition activities may not be consistent with the underwritten stabilized Cash NOI yield ranges set forth in this Annual Report” in our Annual Report on Form 10-K for the year ended November 30, 2020 incorporated by reference in this prospectus supplement and the accompanying prospectus.

•
Disciplined and Proven Investment Strategy with an Experienced Team.   We have a team of experienced professionals working to maximize opportunities that align with our focused investment strategy. We have identified, evaluated and entered new geographic regions through the initial acquisition of land for development and/or buildings that formed the basis for the assembly of a larger portfolio of properties within that market. We believe that our team’s knowledge of the markets in which we operate and our relationships with key market participants, including land and property owners, brokers and tenants, are important elements to our success and future growth. Additionally, we are focused on active leasing and management, maintaining strong tenant relationships, controlling operating expenses and physically maintaining the quality of our properties to drive increased profitability. The last 15 developments that we have completed and stabilized are generating approximately $3.9 million in Cash NOI for the three months ended June 30, 2021, as compared to our total undepreciated cost basis in those assets of approximately $196 million. See “— Certain Financial and Other Data.”

•
Significant Internal & External Growth Opportunities.   We expect to continue to generate internal growth, or increases in cash flows from our existing properties, through annual lease escalations (estimated to be between 2% and 3% across the portfolio), rent growth in the markets in which we operate, the burn off of rent abatements and/or commencement of new leases, the anticipated stabilization of remaining vacancy and full-period impact of acquisitions completed during the second quarter 2021. In total, we believe these elements of internal growth provide us the opportunity to generate as much as $3.9 million to $4.1 million of incremental annualized cash base rent with minimal incremental operating expenses (which are typically minimal, if any, due to the triple net nature of our leases) impacting Cash NOI compared to the second quarter.

Additionally, we have experienced success over the last year developing a pipeline of external growth opportunities through potential acquisitions of existing and to-be-built industrial/logistics buildings. We recently closed on the acquisition of one property totaling 139,500 square feet in Lakeland, Florida in early August 2021 for a purchase price of $17.8 million, and we currently have two potential acquisitions under separate contracts for three buildings totaling approximately 312,000 square feet at a combined purchase price of $46.1 million. On a stabilized basis, we estimate that these recently completed and under contract acquisitions provide us the opportunity to generate as much as $2.8 million of incremental annualized cash base rent with minimal incremental operating expenses (which are typically minimal, if any, due to the triple net nature of our leases) impacting Cash NOI compared to the second quarter (including as much as $0.7 million from the Lakeland, Florida completed acquisition alone).
In September 2021, we added three potential acquisitions under separate signed letters of intent (“LOI”) for three buildings totaling approximately 690,000 square feet at a combined purchase price of $77.8 million. These acquisitions are subject to customary closing conditions, and there is no assurance that these acquisitions will be completed or that they will be completed pursuant to the terms currently contemplated.
Management Objectives & Strategy
Our management objectives and investment strategies seek to maximize long-term growth in cash flows, net asset value and total stockholder return. In our pursuit of these objectives, we plan to:
•
Concentrate on a Limited Number of High-Potential Markets.   We intend to expand strategically and selectively into new geographic markets as well as continue to invest and grow in our existing markets. We currently operate in four markets and have potential acquisitions under contract and LOI in two new markets in which we do not operate as of the date of this prospectus supplement. We seek markets and/or submarkets that are supply-constrained or present significant barriers to entry and have a large and/or quickly growing population base and strong transportation infrastructure — whether that be roads, airports, rail or port access. Additionally, the market and/or submarket should be positioned to allow for a diversity of tenant uses that can service multiple drivers of demand in the modern supply chain, including local, regional and/or national distribution. Lastly, we seek to enter markets where we can acquire or develop several properties and achieve a critical mass. We believe that markets that meet our criteria have the potential for above average rent growth and occupancy over time and that owning several properties in a region may lead to prospective deals and opportunities as well as efficiencies for asset management.

•
Focus on Mid-Sized Industrial/Logistics Properties.   We seek opportunities for acquisitions and developments of mid-sized industrial/logistics buildings, generally between 75,000 and 400,000 square feet. We believe that buildings of this size typically are less management intensive, require lower investments in tenant improvements per square foot and attract larger companies as tenants than buildings below our target size range. We also believe that mid-sized buildings avoid the outsized exposure to any individual building or tenant that larger buildings may create within a portfolio. Within the mid-sized property range, we seek buildings that are generally suitable for one to three tenants and that have market-appropriate features that we believe will appeal to the widest variety of tenants in the market.

•
Pursue a Mix of New Developments and Acquisitions.   To create value and enhance the quality of our portfolio, we expect to continue to develop and acquire mid-sized industrial/logistics buildings in our target markets. We believe that there are benefits to growing our property portfolio through both ground-up development and acquisitions of existing buildings, including the potential to receive rent from the acquisition of completed or occupied buildings sooner as compared to ground-up development, which we believe may achieve higher overall investment returns but over a longer-dated time horizon as compared to acquisitions of existing buildings. Additionally, we believe owning and developing properties better informs us regarding the particular market’s dynamics and may lead to better sourcing of acquisition opportunities. We target opportunities that meet our asset, location and financial criteria at prices and projected returns that we believe are attractive.

•
Monetize Non-Core Assets and Recycle Capital.   We will continue to selectively seek to monetize our office/flex properties and land holdings (especially where not suitable for industrial property development), which we refer to as non-core assets, and redeploy the proceeds into industrial/logistics acquisition and development opportunities over time. Since 2012, we have sold over $50 million of these non-core assets, mostly consisting of undeveloped land. As of June 30, 2021, we had a number of dispositions under contract to sell non-core assets totaling $41.8 million. Additionally, as of June 30, 2021, the book value of our remaining office/flex portfolio of approximately 385,000 square feet totaled approximately $13.3 million, while the book value of all other land not currently under contract for sale or otherwise part of our development pipeline totaled approximately $5.1 million.

•
Conservatively Manage Balance Sheet and Utilize Equity to Enhance Stockholder Value.   Prior to 2020, we financed all of our external growth through internally-generated cash flows and property-level mortgage financings. Following our conversion to a REIT for U.S. federal income tax purposes, we have issued equity to help fund our growth, reduced our debt ratios and increased the size of our credit facility. We believe that our existing asset-level financing is within an appropriate range for a company of our size and, as of June 30, 2021, our outstanding debt of approximately $160.2 million had a weighted average interest rate of 4.18% and a weighted average maturity of nearly seven years. We believe that the potential future issuance of equity capital may allow us to increase the percentage of unencumbered assets in our portfolio as we grow, lower our debt ratios over time, broaden our stockholder base, improve liquidity for our current and future stockholders and provide us with access to capital to support our vision and growth.

Recent Developments
Industrial/Logistics Leasing Activity
We have reported the following metrics for our industrial/logistics portfolio for the quarter ended September 30, 2021:
	Number of Leases	Square Feet	Weighted Avg. Lease Term in Years	Weighted Avg. Lease Costs PSF per Year(1)	Weighted Avg. Rent Growth(2)
					Straight-line Basis	Cash Basis
New Leases	2	115,000	4.9	$0.44	27.0%	14.2%
Renewals	2	145,000	4.2	$0.53	15.7%	4.3%
Total/Average	4	260,000	4.5	$0.49	20.0%	8.0%

(1)
PSF means per square foot. Lease cost per square foot per year reflects total lease costs (tenant improvements, leasing commissions and legal costs) per square foot per year of the lease term.

(2)
Weighted average rent growth reflects the percentage change of annualized rental rates between the previous leases and the current leases. The rental rate change on a straight-line basis represents average annual base rental payments on a straight-line basis for the term of each lease including free rent periods. Cash basis rent growth represents the change in starting rental rates per the lease agreement on new and renewed leases signed during the period, as compared to the previous ending rental rates for that same space. The cash rent growth calculation excludes free rent periods.

As of September 30, 2021, our 33 industrial/logistics buildings aggregated approximately 4.9 million square feet. Our industrial/logistics portfolio’s percentage leased and percentage leased of stabilized properties were as follows:
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Percentage Leased	95.4%	95.3%	99.2%	94.5%
Percentage Leased – Stabilized Properties	99.4%	99.4%	99.2%	95.7%
As of September 30, 2021, our industrial/logistics portfolio vacancy was approximately 225,000 square feet, of which approximately 198,000 square feet was added to our portfolio on June 28, 2021, when we acquired our newest value-add acquisition in Charlotte, North Carolina.
The foregoing leasing metrics exclude new and renewal leases that have an initial term of twelve months or less, as well as leases for first generation space on properties acquired or developed by us.
Acquisition Pipeline
On August 5, 2021, we purchased a 139,500 square foot industrial/logistics building in Lakeland, Florida for a purchase price of $17.8 million (the “Lakeland Acquisition”). The Lakeland Acquisition is fully leased to two tenants with a weighted average remaining lease term of a little over two years and has a 4.0% in-place cash capitalization rate (defined below). The Lakeland Acquisition increases the our Central Florida industrial/logistics portfolio to approximately 416,000 square feet, not including the approximately 195,000 square foot two-building Orlando speculative development (“Landstar Logistics”) expected to be completed by the end of the third quarter 2022 (see below).
We calculate “in-place cash capitalization rate” by dividing the first twelve months of contractual cash rent following acquisition (excluding any future rent escalations provided subsequently in the lease and percentage rent) by the gross acquisition cost, including the contracted purchase price and related capitalized transaction costs, in the related properties. In-place cash capitalization rate is a measure (expressed as a percentage) of the contractual cash rent expected to be earned on an acquired property in the first year. Because it excludes operating expenses (which are typically minimal, if any, due to the triple net nature of our leases) and any future rent increases or additional rent that may be contractually provided for in the lease, as well as any other income or fees that may be earned from lease modifications or asset dispositions, an in-place cash capitalization rate does not represent the annualized investment rate of return of an acquired property. Additionally, actual contractual cash rent earned from the properties acquired may differ from the in-place cash capitalization rate based on other factors, including difficulties collecting anticipated rental revenues and unanticipated expenses at these properties that we cannot pass on to tenants.
On August 5, 2021, we also entered into an agreement (the “Forward Purchase Agreement”) to acquire, for a purchase price of $31.5 million, an under-construction, approximately 184,000 square foot industrial/logistics portfolio in Nashville, Tennessee (the “Nashville Acquisition”). The Nashville Acquisition is being developed on speculation by the seller and, upon completion, will be comprised of two buildings located in close proximity to downtown Nashville which will be delivered to us vacant. Under the terms of the Forward Purchase Agreement, we expect to close on the Nashville Acquisition by the end of the fourth quarter 2021.
On August 20, 2021, we entered into an agreement (the “Purchase Agreement”) to acquire, for a purchase price of $14.6 million, an approximately 128,000 square foot, fully leased, industrial/logistics building in Charlotte, North Carolina (the “Charlotte Acquisition”). Under the terms of the Purchase Agreement, we expect to close on the Charlotte Acquisition in the first part of the fourth quarter 2021. Upon closing of the Charlotte Acquisition and completion of the Charlotte Build-to-Suit (see below), we will own approximately 1.2 million square feet across five high-quality industrial/logistics buildings in the Charlotte market.
During September 2021, we entered into three non-binding LOIs for the purchases of three industrial/logistics buildings for a combined purchase price of approximately $77.8 million. The three buildings that would be acquired aggregate approximately 690,000 square feet. One of these buildings is located in one of our existing markets, while the other two located in a new target market of ours in the Southeast. One of these potential acquisitions is for an existing building, whereas the other two potential acquisitions are forward purchases that, upon completion of construction, are expected to be delivered vacant in the fourth quarter 2022. All three potential acquisitions are subject to the execution of definitive purchase and sale agreements, as well as satisfactory completion of due diligence and other contingencies.
The following is a summary of our acquisition pipeline for our industrial/logistics portfolio as of September 30, 2021:
Acquisition	Market	Building Size (square feet)	Type	Purchase Price (in millions)	Expected Closing
Acquisitions Under Contract
Nashville Acquisition (two buildings)	Nashville, TN	184,000	Forward	$31.5	Q4 2021
Charlotte Acquisition (one building)	Charlotte, NC	128,000	Fully-Leased	$14.6	Q4 2021
Subtotal – Acquisitions Under Contract		312,000		$46.1
Acquisitions Under LOI
Forward purchases (three separate agreements for three buildings)		690,000	Forward & Value-Add	$77.8
Total Acquisition Pipeline – Under Contract and LOI		1,002,000		$123.9
Closings on the purchases of the Nashville Acquisition, the Charlotte Acquisition and the three transactions under LOIs are each subject to a number of contingencies, including the satisfactory completion of due diligence by us. There can be no guarantee that these transactions will be completed under their current terms, anticipated timelines, or at all.
Development Pipeline
On August 6, 2021, we entered into an agreement (the “Land Purchase Agreement”) to acquire, for a purchase price of $2.25 million, approximately 10.6 acres of undeveloped land in the Lehigh Valley of Pennsylvania (the “Lehigh Valley Land”). Under the terms of the Land Purchase Agreement, we expect to close on the

Lehigh Valley Land upon the seller receiving the requisite development entitlements for the Lehigh Valley Land, estimated to be during the first half of 2022. Subsequent to closing on the purchase of the Lehigh Valley Land, we expect to begin construction, on speculation, of an approximately 90,000 square foot industrial/logistics building.
The following is a summary of our development pipeline for our industrial/logistics portfolio as of September 30, 2021:
Name	Market	Building Size (square feet)	Type	Expected Delivery
Owned Land
Charlotte Build-to-Suit (one building)	Charlotte, NC	141,000	Build-to-Suit	Early October 2021
First Lehigh Valley Land parcel (one building)	Lehigh Valley, PA	103,000	Speculative	Q4 2021
110 Tradeport Drive (one building)	Hartford, CT	234,000	67% Pre-leased	Q3 2022
Landstar Logistics (two buildings)	Orlando, FL	195,000	Speculative	Q3 2022
Land Under Purchase and Sale Agreement
First & Second Allentown Purchase Agreements (one building)	Lehigh Valley, PA	206,000	Speculative	Q4 2022
Second Lehigh Valley Land parcel (one building)	Lehigh Valley, PA	90,000	Speculative	Q1 2023
Total Development Pipeline		969,000
We expect that the total development and stabilization costs of developments in our pipeline will total approximately $131.4 million (including all amounts previously spent). We estimate that the weighted average underwritten stabilized Cash NOI yield on our development pipeline is between 5.8% — 6.3%. Actual initial full year stabilized Cash NOI yields may vary from our estimated underwritten stabilized Cash NOI yield range based on the actual total cost to complete a project or acquire a property and its actual initial full year stabilized Cash NOI. See “— Competitive Strengths — Developer’s Mindset.”
Closings on land under purchase and sale agreements, in addition to the completion and stabilization of the development pipeline, are each subject to a number of contingencies, including the satisfactory completion of due diligence by us. There can be no guarantee that these transactions and developments will be completed under their current terms, anticipated timelines, at our underwritten stabilized Cash NOI yields, or at all.
Disposition Pipeline
During the quarter ended September 30, 2021, we received a total of approximately $7.4 million of cash from several sales of real estate assets, including approximately $5.5 million from the sale of the approximately 277 acres of undeveloped land that comprised our Meadowood residential development in Simsbury, Connecticut. As of September 30, 2021, we had agreements in place to sell the following non-core properties and undeveloped land parcels:
Name	Location	Property Size	Expected Closing	Sale Price (in millions)
1985 Blue Hills Avenue & Adjacent Land(1)	Windsor, CT	165,000 square feet; 39 acres	Q4 2021	$18.0
Connecticut Nursery Farm	E. Granby/Granby, CT	670 acres	Q4 2021	$10.3
5 & 7 Waterside Crossing; 21 Griffin Road N	Windsor, CT	209,000 square feet	Q4 2021	$5.2

Name	Location	Property Size	Expected Closing	Sale Price (in millions)
Florida Nursery Farm	Quincy, FL	1,066 acres	Q4 2021	$1.2
East Granby/Windsor Parcels	E. Granby/Windsor, CT	280 acres	2022	$6.0
Total Gross Proceeds of Dispositions Under Agreement, if Consummated				$40.7

(1)
1985 Blue Hills Avenue is currently encumbered by a mortgage loan with a balance of approximately $4.8 million that we expect to repay upon the closing of the sale of this asset. 1985 Blue Hills Avenue contributed approximately $1.3 million of annualized cash base rent (based on the quarter ended September 30, 2021) with minimal operating expenses (which are typically minimal, if any, due to the triple net nature of our leases) to our industrial/logistics Cash NOI.

Closings on these potential dispositions are subject to various significant contingencies and cannot be guaranteed to be completed in the expected time-frame, at the expected sales prices shown, or at all.
Corporate Updates
On August 5, 2021, our operating partnership, INDUS RT, LP, and the Company, as parent guarantor, entered into an agreement for a new secured revolving credit facility of up to $100 million (the “New Credit Facility”) that replaced its former credit facilities. The New Credit Facility also includes an uncommitted incremental facility, which would enable the New Credit Facility to be increased up to $250 million in the aggregate (subject to obtaining lender commitments). Borrowings under the New Credit Facility bear interest subject to a pricing grid for changes in our total leverage. Based on the our current leverage, the initial annual interest rate under the New Credit Facility is one-month LIBOR plus 1.20%, compared to a rate of one-month LIBOR plus 2.50% and one-month LIBOR plus 2.75% under our former revolving credit line and acquisition credit line, respectively, immediately prior to entering into the New Credit Facility.
On September 2, 2021, we entered into a sales agreement, with Robert W. Baird & Co. Incorporated, BMO Capital Markets Corp., BTIG, LLC, Citigroup Global Markets Inc., JMP Securities LLC, KeyBanc Capital Markets Inc. and Morgan Stanley & Co. LLC, each an agent, relating to shares of our common stock offered by a prospectus supplement and the accompanying prospectus pursuant to a continuous offering or at-the-market equity issuance program (the “ATM program”). In accordance with the terms of the sales agreement, we may, from time to time, offer and sell shares of our common stock having an aggregate gross sales price of up to $100 million through the agents, or directly to the agents, acting as principals. As of September 30, 2021, we had not yet issued any shares of our common stock under the ATM program.

THE OFFERING
The offering terms are summarized below solely for your convenience. For a more complete description of the terms of our common stock, see “Description of Capital Stock — Common Stock” in the accompanying prospectus.
Issuer
INDUS Realty Trust, Inc., a Maryland corporation.
Securities offered
2,150,000 shares of common stock, $0.01 par value per share (plus up to an additional 322,500 shares of common stock if the underwriters exercise their option to purchase additional shares in full).
Nasdaq symbol
“INDT”
Shares of common stock outstanding immediately prior to this offering
7,730,723 shares.(1)
Shares of common stock outstanding upon completion of this offering
9,880,723 (10,203,223 shares if the underwriters exercise their option to purchase additional shares in full).(1)
Use of proceeds
We estimate that the net proceeds from this offering will be approximately $134.1 million (or approximately $154.4 million if the underwriters’ option to purchase additional shares is exercised in full) after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds to finance our acquisition and development pipeline and for other corporate purposes. See “Use of Proceeds.”
Restrictions on ownership
For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, the transfer of our common stock, is restricted and not more than 50% of the value of the outstanding shares of our capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) during the last half of any taxable year. In order to assist us in meeting these requirements, among other purposes, our charter provides, among other restrictions, that no person or entity may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership rules of the Code, subject to limited exceptions, more than 5.5%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock or more than 5.5% in value of the outstanding shares of all classes or series of our capital stock.
Risk factors
An investment in our common stock involves various risks, and before making a decision to invest in our common stock, prospective investors should carefully consider the matters discussed under the caption entitled “Risk Factors” beginning on page S-8 of this prospectus supplement, our Annual Report on Form 10-K for the year ended November 30, 2020, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and in the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

(1)
Excludes a maximum of 470,376 aggregate shares of our common stock available for issuance in the future under our 2020 Incentive Award Plan.

CERTAIN FINANCIAL AND OTHER DATA
The tables below present certain information regarding our NOI, NOI of industrial/logistics properties, Cash NOI of industrial/logistics properties and Cash NOI of the 15 industrial/logistics properties developed and stabilized since 2005, in each case for the three months ended June 30, 2021.
For the Three Months Ended June 30, 2021
(dollars in thousands)
Net Loss	$(1,151)
Income tax (benefit)	—
Investment and other income	(115)
Interest expense	1,711
Change in fair value of financial instrunments	979
Gain on sales of real estate assets	(322)
Depreciation and amortization expense	3,424
General and adminstrative expense	2,724
Net operating income (“NOI”)	7,250
Non-cash rental revenue (including straight-line rents)	(419)
Cash net operating income (“Cash NOI”)	$6,831
NOI	$7,250
Rental revenue from non-industrial/logistics properties	(1,470)
Operating expenses (including real estate taxes) of non-industrial/logistics properties	678
NOI of industrial/logistics properties	6,458
Non-cash rental revenue (including straight-line rents) of industrial/logistics properties	(403)
Cash NOI of industrial/logistics properties	6,055
Cash NOI of industrial/logistics properties not developed and stabilized since 2005	(2,123)
Cash NOI of 15 industrial/logistics properties developed and stabilized since 2005	$3,932
We use NOI, Cash NOI, NOI of industrial/logistics properties, Cash NOI of industrial/logistics properties and Cash NOI of the 15 industrial/logistics properties developed and stabilized since 2005. Management believes that the use of these measures combined with net (loss) income (which remains our primary measure of performance), improves the understanding of our operating results among the investing public and makes comparisons of operating results to other real estate investment trusts (“REITs”) more meaningful. These measures exclude expenses that materially impact our overall results of operations and, therefore, should not be considered as substitute measures derived in accordance with U.S. GAAP. Furthermore, these metrics may not be comparable to other similarly titled measures of other companies.
NOI is a non-GAAP measure that includes the rental revenue, operating expenses and real estate taxes directly attributable to our real estate properties. We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense, general and administrative expenses, interest expense, gains (or losses) on the sale of real estate assets, investment income and other non-operating items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, as such, our NOI may not be comparable to such other

REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net (loss) income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. NOI should not be used as a substitute for cash flow from operating activities in accordance with U.S. GAAP.
Cash NOI is a non-GAAP measure that we calculate by adding or subtracting non-cash rental revenue, including straight-line rental revenue, from NOI. We use Cash NOI, together with NOI, as supplemental performance measures. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with U.S. GAAP.
We calculate NOI and Cash NOI of our industrial/logistics properties by subtracting the NOI and Cash NOI attributable to our non-industrial/logistics properties from the NOI and Cash NOI, as applicable, of our total real estate portfolio, and we calculate Cash NOI of our industrial/logistics properties developed and stabilized since 2005 by subtracting the Cash NOI attributable to our industrial/logistics properties not developed and stabilized since 2005 from the Cash NOI of our industrial/logistics properties.

RISK FACTORS
Investing in shares of our common stock involves a high degree of risk. In addition to the other information in this prospectus supplement, you should carefully consider the risks described in our Annual Report on Form 10-K for the year ended November 30, 2020 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, and all other information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained therein before making an investment decision with respect to shares of our common stock. The occurrence of any of these risks might cause you to lose all or part of your investment in shares of our common stock.
USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $134.1 million (or approximately $154.4 million if the underwriters’ option to purchase additional shares is exercised in full) after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds to finance our acquisition and development pipeline and for other corporate purposes.
Pending application of cash proceeds, we will invest the net proceeds from this offering in interest-bearing accounts and short-term, interest-bearing securities in a manner that is consistent with our intention to qualify for taxation as a REIT.

UNDERWRITING
Under the terms and subject to the conditions in an underwriting agreement the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. are acting as representatives, have severally agreed to purchase the number of shares indicated below:
Name	Number of Shares
Morgan Stanley & Co. LLC	691,640
Citigroup Global Markets Inc.	580,085
J.P. Morgan Securities LLC	306,375
Robert W. Baird & Co. Incorporated	285,950
BTIG, LLC	122,550
BMO Capital Markets Corp.	81,700
JMP Securities LLC	81,700
Total	2,150,000
The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described below.
The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $1.980 per share under the public offering price. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the representatives.
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 322,500 additional shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.
The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 322,500 shares of common stock.
	Per Share	No Exercise	Total Full Exercise
Public offering price	$66.00	$141,900,000	$163,185,000
Underwriting discounts and commissions to be paid by us	$3.30	$7,095,000	$8,159,250
Proceeds, before expenses, to us	$62.70	$134,805,000	$155,025,750
The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $660,000. We have agreed to reimburse the underwriters for expenses relating to clearance of this offering with the Financial Industry Regulatory Authority up to $10,000.
Our common stock has been approved for quotation on Nasdaq under trading symbol “INDT”.

We, and all directors and officers and certain holders of all of our outstanding stock and stock options, or the Relevant Persons, have agreed that, without the prior written consent of Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. on behalf of the underwriters, we and they will not, and will not publicly disclose an intention to, during the period ending 60 days after the date of this prospectus supplement, or the restricted period:
•
offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock; or

•
file any registration statement with the Securities and Exchange Commission relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or

•
enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock.

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, we and the Relevant Persons agree that, without the prior written consent of Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. on behalf of the underwriters, we and the Relevant Persons will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.
The restrictions described in the immediately preceding paragraph do not apply, subject to certain limitations, to:
•
the sale of shares to the underwriters; or

•
(i) any shares of common stock issued by us, or options to purchase common stock or other equity based awards granted by us pursuant to our 2020 Incentive Award Plan or our 2009 Stock Option Plan; (ii) any shares of common stock or warrants issued by us upon the amendment, exercise, exchange or redemption of our warrants outstanding on the date hereof; (iii) the filing of a registration statement in respect of a dividend reinvestment plan of ours and any shares of common stock issued pursuant thereto by us; (iv) transfers of common stock required by Article VII of our charter; or (v) any equity of any of our subsidiaries issued in connection with other acquisitions of real property or real property companies, provided that the value of any such equity security issuances during the restricted period in the aggregate does not exceed 10% of the value of the outstanding common stock measured using the closing price on the date of close of the public offering (with the value of each such equity security equal to the closing price per share of common stock on Nasdaq on the date of issuance), provided further that the recipient of any such equity security shall agree not to sell or otherwise dispose of any such equity security for the then remaining term of the restricted period; or

•
transfers of shares of common stock or any security convertible into common stock (i) to any trust for the benefit of the Relevant Persons or an immediate family member of the Relevant Persons; (ii) to an immediate family member, partnership or limited liability company for the benefit of the Relevant Persons or an immediate family member of the Relevant Persons; (iii) to the Relevant Persons’ affiliates or to any investment fund or other entity controlled or managed by the Relevant Persons; (iv) as a bona fide gift or dispositions by will or intestacy; (v) to partners, stockholders or members of the Relevant Persons; (vi) to a spouse, former spouse, child or other dependent pursuant to applicable orders; (vii) to us, as required by the Relevant Person pursuant to our 2020 Incentive Award Plan or 2009 Stock Option Plan in order to reimburse or pay federal income tax and withholding obligations in connection with vesting of restricted stock grants, restricted stock units or other equity awards; or (viii) to a nominee or custodian of a person or entity to whom a disposition or transfer would otherwise be permissible under the exceptions set forth in any of clauses (i), (ii), (iii), (iv) or (v); or

•
transactions relating to shares of common stock or other securities acquired in open market transactions after the completion of the offering of the shares; provided that no filing under

Section 16(a) of the Exchange Act, is required or voluntarily made in connection with subsequent sales of the common stock or other securities acquired in such open market transactions; or
•
facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that (i) such plan does not provide for the transfer of shares of common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares of common stock may be made under such plan during the restricted period.

Morgan Stanley & Co. LLC and Citigroup Global Markets Inc., in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.
In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.
A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters participating in this offering. The representatives may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and commissions.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Selling Restrictions
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to this offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring the shares must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non- Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.

Notice to Prospective Investors in the European Economic Area
THE SHARES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED TO THE PUBLIC IN THE EUROPEAN ECONOMIC AREA EXCEPT TO ANY LEGAL ENTITY WHICH IS A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, OR THE EEA PROSPECTUS REGULATION , PROVIDED THAT NO SUCH OFFER OF SHARES SHALL REQUIRE THE ISSUER OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE EEA PROSPECTUS REGULATION OR SUPPLEMENT A PROSPECTUS PURSUANT TO ARTICLE 23 OF THE EEA PROSPECTUS REGULATION.
FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “AN OFFER OF SHARES TO THE PUBLIC” IN RELATION TO ANY SHARES MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE SHARES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE SHARES.
NOTHING IN THIS STATEMENT SHOULD BE CONSTRUED AS AN OFFER OR SOLICITATION OR AS MARKETING OF ANY ALTERNATIVE INVESTMENT FUND IN THE EEA. WE BELIEVE THAT INDUS REALTY TRUST, INC. DOES NOT FULFIL THE CRITERIA FOR CONSTITUTING AN AIF (WITHIN THE MEANING OF DIRECTIVE 2011/61/EU OF THE EUROPEAN PARLIAMENT AND OF THE COUNCIL OF 8 JUNE 2011 ON ALTERNATIVE INVESTMENT FUND MANAGERS TOGETHER WITH COMMISSION DELEGATED REGULATION (EU) NO 231/ 2013 SUPPLEMENTING DIRECTIVE 2011/61/EU, AS WELL AS ANY SIMILAR OR SUPPLEMENTARY LAW, RULE OR REGULATION INCLUDING ANY EQUIVALENT OR SIMILAR LAW, RULE OR REGULATION IMPLEMENTED AND APPLICABLE IN THE UNITED KINGDOM FOLLOWING ITS WITHDRAWAL FROM THE EUROPEAN UNION OR SUBORDINATE LEGISLATION OR GUIDANCE THERETO, AS IMPLEMENTED IN ANY RELEVANT JURISDICTION, IN ALL CASES AS AMENDED FROM TIME TO TIME, OR AIFMD) AND THEREFORE INDUS REALTY TRUST, INC. WILL NOT BE SUBJECT TO THE PROVISIONS OF THE AIFMD AND INVESTORS SHALL NOT BENEFIT FROM THE PROTECTIONS THAT THEY WOULD HAVE BEEN AFFORDED HAD INDUS REALTY TRUST, INC. CONSTITUTED AN AIF (WITHIN THE MEANING OF THE AIFMD).
Notice to Prospective Investors in Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or will be issued or has been or will be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) and any rules made under that Ordinance.
Notice to Prospective Investors in the Netherlands
This prospectus supplement provided in connection with this offering is not addressed to or intended for, and the shares of our common stock offered hereby will and will not, directly or indirectly, be offered, sold, transferred, delivered or acquired in the Netherlands and this prospectus supplement may not be circulated in the Netherlands, as part of an initial distribution or any time thereafter, other than to individuals or (legal) entities who or which qualify as qualified investors (gekwalificeerde beleggers) within the meaning of the

Prospectus Regulation (2017/1129) as amended. As a consequence, no approved prospectus has to be made generally available in the Netherlands pursuant to Article 3 of the Prospectus Regulation (2017/1129), as amended.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our common stock may not be circulated or distributed, nor may our common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where our common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired our common stock pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in the United Kingdom
The shares are not intended to be offered, sold or otherwise made available to and should not be offered to the public in the United Kingdom except to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation, provided that no such offer of shares shall require the Issuer or any underwriter to publish a prospectus pursuant to section 85 of the Financial Services and Markets Act 2000 or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In the United Kingdom, the shares shall not be marketed, offered or sold except to exempt persons under the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order. As such, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) and who are exempt under the Order: (i) persons who are investment professionals, as defined within Article 19 (5) of the

Order; (ii) persons who are high net worth companies, unincorporated associates etc. falling within Article 49(2)(a) to (d) of the Order; or (iii) persons to whom it may otherwise be lawfully communicated (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in only with, relevant persons.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Latham & Watkins LLP and for the underwriters by Clifford Chance US LLP. Venable LLP will pass upon the validity of the shares of common stock sold in this offering and certain other matters under Maryland law.
EXPERTS
The consolidated financial statements and the related consolidated financial statement schedules of INDUS Realty Trust, Inc. (formerly known as Griffin Industrial Realty, Inc.) as of November 30, 2020 and 2019 and for each of the years in the three-year period ended November 30, 2020, incorporated in this Prospectus by reference from the INDUS Realty Trust, Inc. Annual Report on Form 10-K for the year ended November 30, 2020, have been audited by RSM US LLP, independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC in connection with this offering. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are also available to the public through the SEC’s Internet website www.sec.gov.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. The incorporated documents contain significant information about us, our business and our finances. Any statement contained in a document that is incorporated by reference in this prospectus supplement and the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement and the accompanying prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents we filed with the SEC:
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our Annual Report on Form 10-K for the year ended November 30, 2020, filed with the SEC on February 18, 2021;

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our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021, filed with the SEC on May 10, 2021, and June 30, 2021, filed with the SEC on August 9, 2021;

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our Current Reports on Form 8-K filed with the SEC on December 2, 2020, January 4, 2021, March 1, 2021, March 5, 2021, March 22, 2021, April 27, 2021, May 10, 2021, June 3, 2021, June 21, 2021, June 28, 2021, June 30, 2021, July 19, 2021 and September 3, 2021;

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the description of our common stock included under the caption “Description of Capital Stock — Common Stock” in our registration statement on Form S-3, filed with the SEC on July 9, 2021 and any amendment or report filed with the SEC for the purpose of updating the description; and

•
all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the underlying securities pursuant to this prospectus supplement.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus supplement and the accompanying prospectus.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus supplement and the accompanying prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A written request should be addressed to INDUS Realty Trust, Inc., 641 Lexington Avenue, New York, New York 10022, Attention: Corporate Secretary (telephone (212) 218-7910).

PROSPECTUS
INDUS REALTY TRUST, INC.
$500,000,000
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Rights
Units
Guarantees of Debt Securities

INDUS RT, LP
Debt Securities
We may offer and sell up to $500,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities to be offered, which may include limitations on actual or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate, among other purposes, to preserve the status of INDUS Realty Trust, Inc. as a real estate investment trust for U.S. federal income tax purposes. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution,” respectively, for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Our common stock is listed on The Nasdaq Stock Market LLC, or Nasdaq, under the symbol “INDT”. On July 8, 2021, the last reported sale price of our common stock on Nasdaq was $65.67 per share.
INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT BEFORE INVESTING IN OUR SECURITIES.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 10, 2021.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $500,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in or incorporated by reference into this prospectus with respect to that offering. If there is any inconsistency between the information in or incorporated by reference into this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described in the section entitled “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed in the section entitled “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “INDUS,” “we,” “our,” “us” and the “Company” in this prospectus, we mean INDUS Realty Trust, Inc., and its consolidated subsidiaries, including INDUS RT, LP, a Maryland limited partnership, of which we are the sole general partner and to which we refer in this prospectus as our “operating partnership” unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable class or series of securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including, but not limited to, statements regarding our business and growth strategy, our plans and objectives with respect to our operations and status as a real estate investment trust, or a REIT, including, without limitation, expectations regarding our tax status and ability to avoid the incurrence of certain taxes and penalties, the impacts to stockholders of our organizational structure, expectations regarding the payment of future distributions, expectations regarding the terms of and use of any future proceeds from offerings under this Registration Statement on Form S-3, and any future sales of securities, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” the negatives of these terms and similar expressions are intended to identify forward-looking statements. Although INDUS believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The forward-looking statements made herein are based on assumptions and estimates that, while considered reasonable by INDUS as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of INDUS. These forward-looking statements speak only as of the respective dates of this prospectus and INDUS’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various risks, uncertainties, assumptions and other important factors. Such factors include: risks related to the COVID-19 pandemic; adverse economic conditions and credit markets; a downturn in the commercial and residential real estate markets; risks associated with a concentration of real estate holdings; risks associated with the acquisition or development of properties, current portfolio weaknesses and entering new real estate markets; risks associated with competition with other parties for acquisition of properties; risks associated with the use of third-party managers for day-to-day property management; risks relating to reliance on lease revenues; risks associated with nonrecourse mortgage loans; risks of financing arrangements that include balloon payment obligations; risks associated with restrictive credit facility terms and covenants; risks associated with reliance on key personnel; risks associated with failure to effectively hedge against interest rate changes; risks related to the discontinuance of LIBOR; risks associated with volatility in the capital markets; risks associated with increased operating expenses; potential environmental liabilities; governmental laws and regulations; inadequate insurance coverage; risks of environmental factors; risks associated with the cost of raw materials, labor or energy costs; illiquidity of real estate investments; risks associated with deficiencies in disclosure controls and procedures or internal control over financial reporting; risks associated with information technology security breaches; litigation risks; risks related to the limited rights of INDUS and its stockholders to take action against INDUS’s directors and officers; risks related to INDUS’s charter and bylaw provisions, and Maryland law, in connection with certain acquisitions or a change of control; risks associated with charter restrictions on the ownership and transfer of INDUS’s stock and the board of directors’ ability to issue additional shares; risks related to INDUS’s bylaws and exclusive forum provisions; risks related to INDUS’s REIT structure, including risks associated with INDUS’s failure to remain qualified as a REIT, taxes that INDUS and its subsidiaries may, or will, owe, INDUS’s ability to obtain capital during unfavorable market conditions, compliance with REIT requirements, ownership limitations and prohibitions on engaging in certain transactions, legislative or regulatory action affecting REITs, and U.S. federal tax reform; risks associated with INDUS’s distribution to stockholders of its previously undistributed accumulated earnings and profits attributable to taxable periods ending prior to January 1, 2021 and INDUS’s ability to generate sufficient cash flows to make future distributions; risks related to issuance or sales of common stock; risks related to volatility of common stock; risks of future offerings that are senior to common stock, or preferred stock issuances; and the additional risk factors set forth in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that may cause our actual results, performance or achievements to differ materially and adversely from those expressed or implied by the forward-looking statements.

THE COMPANY
We are an acquirer, developer and asset manager of industrial/logistics real estate in select supply-constrained and high-growth markets in the United States. Although our real estate holdings consist primarily of industrial/logistics properties, we also own a limited number of office/flex properties. We expect that our office/flex portfolio will continue to become a smaller percentage of our total square footage as we plan to focus on the growth of our industrial/logistics building portfolio either through the acquisition of fully or partially leased buildings, development of buildings on land currently owned or to be acquired, or both.
On December 30, 2020, we completed an internal merger to reincorporate in Maryland. Prior to December 31, 2020, we were known as Griffin Industrial Realty, Inc. On December 31, 2020, we changed our name to INDUS Realty Trust, Inc. after our reincorporation from Delaware to Maryland on December 30, 2020 and our decision to elect REIT status. In connection with the REIT conversion, we changed our fiscal year end from November 30 to December 31, effective beginning with our current fiscal year, which began on January 1, 2021.
We are a Maryland corporation, and our corporate headquarters is located at 641 Lexington Avenue, 26th Floor, New York, New York 10022 with another principal office located at 204 West Newberry Road, Bloomfield, Connecticut 06002. Our website address is http://www.indusrt.com/. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is http://www.indusrt.com/. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
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the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2020, filed with the SEC on February 18, 2021 (File No. 001-12879);

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the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 10, 2021 (File No. 001-12879);

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the Company’s Current Report on Form 8-K, filed with the SEC on June 30, 2021 (File No. 001-12879);

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the Company’s Current Report on Form 8-K, filed with the SEC on June 28, 2021 (except for information furnished in Item 7.01 therein and all exhibits related thereto) (File No. 001-12879);

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the Company’s Current Report on Form 8-K, filed with the SEC on June 21, 2021 (File No. 001-12879);

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the Company’s Current Report on Form 8-K, filed with the SEC on June 3, 2021 (except for information furnished in Item 7.01 therein and all exhibits related thereto) (File No. 001-12879);

•
the Company’s Current Report on Form 8-K, filed with the SEC on May 10, 2021 (except for information furnished in Items 2.02 and 7.01 therein and all exhibits related thereto) (File No. 001-12879);

•
the Company’s Current Report on Form 8-K, filed with the SEC on April 27, 2021 (File No. 001-12879);

•
the Company’s Current Report on Form 8-K, filed with the SEC on March 22, 2021 (except for information furnished in Item 7.01 therein and all exhibits related thereto) (File No. 001-12879);

•
the Company’s Current Report on Form 8-K, filed with the SEC on March 5, 2021 (File No. 001-12879);

•
the Company’s Current Report on Form 8-K, filed with the SEC on March 1, 2021 (except for information furnished in Item 7.01 therein and all exhibits related thereto) (File No. 001-12879);

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the Company’s Current Report on Form 8-K12G3, filed with the SEC on January 4, 2021 (except for information furnished in Item 7.01 therein and all exhibits related thereto) (File No. 001-12879);

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the Company’s Current Report on Form 8-K, filed with the SEC on December 2, 2020 (File No. 001-12879); and

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the Description of Capital Stock set forth in this Registration Statement and any amendments or reports filed with the SEC for the purpose of further updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities described in this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC (including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K), will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address or telephone number:
INDUS REALTY TRUST, INC.
Attn: Corporate Secretary
641 Lexington Avenue,
New York, New York 10022
(212) 218-7910
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

GUARANTOR DISCLOSURES
INDUS Realty Trust, Inc. may guarantee debt securities of the operating partnership as described in the section entitled “Description of Debt Securities.” Any such guarantees by INDUS Realty Trust, Inc. will be full, irrevocable, unconditional and absolute joint and several guarantees to the holders of each series of such outstanding guaranteed debt securities. The Company owns all of its assets and conducts all of its operations through the operating partnership, and the operating partnership is consolidated into the Company’s financial statements.
On January 4, 2021, the SEC’s amendments to Rule 3-10 of Regulation S-X and creation of Rule 13-01 to simplify disclosure requirements related to certain registered securities became effective. The Company and the operating partnership have filed this prospectus with the SEC registering, among other securities, debt securities of the operating partnership, which will be fully and unconditionally guaranteed by the Company. As a result of the amendments to Rule 3-10 of Regulation S-X, subsidiary issuers of obligations guaranteed by the parent are not required to provide separate financial statements, provided that the subsidiary obligor is consolidated into the parent company’s consolidated financial statements, the parent guarantee is “full and unconditional” and, subject to certain exceptions as set forth below, the alternative disclosure required by Rule 13-01 is provided, which includes narrative disclosure and summarized financial information. Accordingly, separate consolidated financial statements of the operating partnership have not been presented.
Furthermore, as permitted under Rule 13-01(a)(4)(vi) of Regulation S-X, we have excluded the summarized financial information for the operating partnership because the assets, liabilities and results of operations of the operating partnership are not materially different than the corresponding amounts in INDUS Realty Trust, Inc.’s consolidated financial statements incorporated by reference herein, and management believes such summarized financial information would be repetitive and would not provide incremental value to investors.

USE OF PROCEEDS
Unless we indicate otherwise in the applicable prospectus supplement, we intend to contribute the net proceeds from any sale of offered securities by us to our operating partnership. Our operating partnership will use the net proceeds from us or from any sale of offered securities by it as set forth in the applicable prospectus supplement. Pending application of cash proceeds, we will invest the net proceeds in interest-bearing accounts, money market accounts and interest bearing securities in a manner that is consistent with our intention to qualify for taxation as a REIT. Such investments may include, for example, government and government agency certificates, government bonds, certificates of deposit, interest-bearing bank deposits, money market accounts and mortgage loan participations.

DESCRIPTION OF CAPITAL STOCK
Common Stock
The following summary of the terms of the common stock of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General Corporation Law, or the MGCL, and our charter and bylaws. Copies of our charter and bylaws have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See the section entitled “Where You Can Find More Information; Incorporation by Reference.”
General.   Our charter provides that we may issue up to 50,000,000 shares of common stock, $0.01 par value per share. Our charter authorizes our board of directors, without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock that we are authorized to issue or the number of authorized shares of any class or series of stock. Under Maryland law, our stockholders generally are not liable for our debts or obligations solely as a result of their status as stockholders.
Distributions.   Subject to the preferential rights, if any, of holders of any class or series of our stock other than our common stock and to the provisions of our charter relating to the restrictions on ownership and transfer of our stock, holders of our common stock are entitled to receive distributions when authorized by our board of directors and declared by us out of assets legally available for distribution to our stockholders and are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.
Voting Rights.   Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may be otherwise specified in the terms of any class or series of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as may be provided with respect to any other class or series of our stock, the holders of shares of our common stock possess the exclusive voting power. There is no cumulative voting in the election of directors. Consequently, the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors. In uncontested elections, directors are elected by the affirmative vote of a majority of the total votes cast for and against such nominee. In contested elections, directors are elected by a plurality of all of the votes cast in the election of directors.
Under the MGCL, a Maryland corporation generally is not entitled to dissolve, amend its charter, merge or consolidate with, or convert into, another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is advised by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. Our charter provides that these actions must be approved by a majority of all of the votes entitled to be cast on the matter.
Maryland law also permits a corporation to transfer all or substantially all of its assets without the approval of its stockholders to an entity owned, directly or indirectly, by the corporation. Because our operating assets are held by our operating partnership’s subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.
Other Rights.   Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of the Company. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, shares of our common stock have equal distribution, liquidation and other rights.
Power to Increase or Decrease Authorized Shares of Common Stock, Reclassify Unissued Shares of Common Stock and Issue Additional Shares of Common Stock. Our charter authorizes our board of directors, with the approval of a majority of the entire board and without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series of stock that we are authorized to issue. In addition, our charter authorizes our board of directors to authorize the issuance from time to time of shares of our common stock.

Our charter also authorizes our board of directors to classify and reclassify any unissued shares of our common stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights, distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each new class or series of stock, our board of directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption for each class or series. Therefore, although our board of directors does not currently intend to do so, it could authorize the issuance of shares of common stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders.
We believe that the power of our board of directors to approve amendments to our charter to increase or decrease the number of authorized shares of stock, to authorize us to issue additional authorized but unissued shares of common stock and to classify or reclassify unissued shares of common stock and thereafter to authorize us to issue such classified or reclassified shares of stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.
Transfer Agent and Registrar.   The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.
Listing.   Our common stock is listed on The Nasdaq Stock Market under the symbol “INDT”.
Restrictions on Ownership and Transfer.   In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to qualify as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). To qualify as a REIT, we must satisfy other requirements as well.
Our charter contains restrictions on the ownership and transfer of our stock. Our board may, from time to time, grant waivers from these restrictions, in its sole discretion. Our charter provides that, subject to the exceptions described below, no person or entity may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Code, more than 5.5%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock (referred to as the “common stock ownership limit”) or 5.5% in value of the outstanding shares of all classes or series of our stock (referred to as the “aggregate stock ownership limit”). We refer to the common stock ownership limit and the aggregate stock ownership limit collectively as the “ownership limits.” We refer to the person or entity that, but for operation of the ownership limits or another restriction on ownership and transfer of our stock as described below, would beneficially own or constructively own shares of our stock in violation of such limits or restrictions and, if appropriate in the context, a person or entity that would have been the record owner of such shares of our stock as a “prohibited owner.”
The constructive ownership rules under the Code are complex and may cause shares of stock owned beneficially or constructively by a group of related individuals and/or entities to be owned beneficially or constructively by one individual or entity. As a result, the acquisition of less than 5.5%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or less than 5.5% in value of the outstanding shares of all classes and series of our stock (or the acquisition by an individual or entity of an interest in an entity that owns, beneficially or constructively, shares of our stock), could cause that individual or entity, or another individual or entity, to own beneficially or constructively shares of our stock in excess of the ownership limits.
Our board of directors, in its sole and absolute discretion, may exempt, prospectively or retroactively, a particular stockholder from the ownership limits or establish a different limit on ownership (referred to as the “excepted holder limit”) if our board of directors determines that:

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such exemption will not cause five or fewer individuals to beneficially own more than 49% in value of our outstanding stock; and

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such stockholder does not and will not constructively own an interest in a tenant of ours (or a tenant of any entity owned or controlled by us) that would cause us to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (or our board of directors determines that revenue derived from such tenant will not affect our ability to qualify as a REIT).

Any violation or attempted violation of any such representations or undertakings will result in such stockholder’s shares of stock being automatically transferred to a charitable trust. As a condition of granting the waiver or establishing the excepted holder limit, our board of directors may require an opinion of counsel or a ruling from the IRS, in either case in form and substance satisfactory to our board of directors, in its sole and absolute discretion, in order to determine or ensure our status as a REIT and such representations and undertakings from the person requesting the exception as our board of directors may require in its sole and absolute discretion to make the determinations above. Our board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting such a waiver or establishing an excepted holder limit. As of the date hereof, our board has granted or intends to grant limited waivers to certain holders of our common stock, including to certain members of the Cullman family, CM Change Industrial LP and certain advisors related to and/or funds managed by Gabelli Funds, LLC and Monarch Alternative Capital LP, respectively.
In connection with granting a waiver of the ownership limits or creating an excepted holder limit or at any other time, our board of directors may from time to time increase or decrease the common stock ownership limit, the aggregate stock ownership limit or both, for all other persons, unless, after giving effect to such increase, five or fewer individuals could beneficially own, in the aggregate, more than 49% in value of our outstanding stock or we would otherwise fail to qualify as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common stock or our stock of all classes and series, as applicable, is, at the effective time of such reduction, in excess of such decreased ownership limit until such time as such person’s or entity’s percentage ownership of our common stock or our stock of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of our common stock or stock of all other classes or series, as applicable, will violate the decreased ownership limit.
Our charter further prohibits:
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any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our stock that could result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

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any person from transferring shares of our stock if the transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of our stock described above, or who would have owned shares of our stock transferred to the trust as described below, must immediately give notice to us of such event or, in the case of an attempted or proposed transaction, give us at least 15 days’ prior written notice and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT.
If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, the transfer will be null and void and the intended transferee will acquire no rights in the shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limits or an excepted holder limit established by our board of directors, or in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause the violation will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us, and the intended transferee or other prohibited owner will acquire no rights in the shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limits or our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or our otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be null and void and the intended transferee will acquire no rights in such shares.
Shares of our stock held in the trust will be issued and outstanding shares. The prohibited owner will not benefit economically from ownership of any shares of our stock held in the trust and will have no rights to distributions and no rights to vote or other rights attributable to the shares of our stock held in the trust. The trustee of the trust will exercise all voting rights and receive all distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Any distribution made before we discover that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand by us. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority to rescind as void any vote cast by a prohibited owner before our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust. However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.
Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, in the case of a devise, gift or other transaction, the market price at the time of such devise, gift or other transaction) and (ii) the market price on the date we accept, or our designee accepts, such offer. We may reduce the amount so payable to the trustee by the amount of any distribution that we made to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above, and we may pay the amount of any such reduction to the trustee for distribution to the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, and the trustee must distribute the net proceeds of the sale to the prohibited owner and must distribute any distributions held by the trustee with respect to such shares to the charitable beneficiary.
If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or the other restrictions on ownership and transfer of our stock. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (for example, in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust) and (ii) the sales proceeds (net of any commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner must be paid immediately to the charitable beneficiary, together with any distributions thereon. In addition, if, prior to the discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the trustee.
In addition, if our board of directors determines that a transfer or other event has occurred that would violate the restrictions on ownership and transfer of our stock described above, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of our stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.
Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, must give us written notice stating the stockholder’s name and address, the number of shares of each class or series of our stock that the stockholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide to us in writing such additional information as we may request in order to determine the effect, if any, of the stockholder’s beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, any person or entity that is a beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) that is holding shares of our stock for a beneficial owner or constructive owner must, on request, provide to us such information as we may request in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
Any certificates representing shares of our stock will bear a legend referring to the restrictions on ownership and transfer of our stock described above.
These restrictions on ownership and transfer of our stock will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required in order for us to qualify as a REIT.
The restrictions on ownership and transfer of our stock described above could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.
Preferred Stock
The following summary of the terms of the preferred stock of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and our charter and bylaws. Copies of our charter and bylaws have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See the section entitled “Where You Can Find More Information; Incorporation by Reference.” When we offer to sell a particular class or series of stock, we will describe the specific terms of the series in a prospectus supplement. Accordingly, for a description of the terms of any class or series of stock, you must refer to both the prospectus supplement relating to that class or series and the description of stock in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
General.   Our charter provides that we may issue up to 5,000,000 shares of preferred stock, par value $0.01 per share. Our charter authorizes our board of directors, without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock that we are authorized to issue or the number of authorized shares of any class or series of stock. As of March 31, 2021, there were no shares of our preferred stock issued or outstanding. Under Maryland law, our stockholders generally are not liable for our debts or obligations solely as a result of their status as stockholders.
All shares of our preferred stock offered hereby will be duly authorized, fully paid and nonassessable. The specific terms of a particular class or series of preferred stock will be described in the prospectus supplement relating to that class or series, including a prospectus supplement providing that preferred stock may be issuable upon the exercise of warrants we issue. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series.

The preferences and other terms of the preferred stock of each class or series will be fixed by the articles supplementary relating to such class or series. A prospectus supplement, relating to each class or series, will specify the terms of the preferred stock as follows:
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the designation and par value per share of such preferred stock and the number of shares of preferred stock offered;

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the initial public offering price at which we will issue the shares of preferred stock;

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whether the shares of preferred stock will be listed on any securities exchange;

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the dividend rate or method of calculation and the payment dates for dividends;

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whether dividends on such preferred stock are cumulative or not and, if cumulative, the dates from which dividends will start to accumulate;

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any voting rights;

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any conversion rights;

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any preemptive rights;

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any redemption or sinking fund provisions;

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the amount of liquidation preference per share;

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a discussion of certain material U.S. federal income tax considerations applicable to an investment in the preferred stock;

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any limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

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any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

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any other specific preferences, rights, restrictions, limitations, qualifications, terms and conditions of such preferred stock.

Rank.   Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank: (1) senior to all classes or series of our common stock, and to any other class or series of our stock expressly designated as ranking junior to the preferred stock; (2) on parity with any class or series of our stock expressly designated as ranking on parity with the preferred stock; and (3) junior to any other class or series of our stock expressly designated as ranking senior to the preferred stock.
Conversion Rights.   The terms and conditions, if any, upon which any shares of any class or series of preferred stock are convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of our common stock into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of such class or series of preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such class or series of preferred stock.
Power to Increase or Decrease Authorized Shares of Preferred Stock, Reclassify Unissued Shares of Preferred Stock and Issue Additional Shares of Preferred Stock.   Our charter authorizes our board of directors, with the approval of a majority of the entire board and without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series of stock that we are authorized to issue. In addition, our charter authorizes our board of directors to authorize the issuance from time to time of shares of our preferred stock.

Our charter also authorizes our board of directors to classify and reclassify any unissued shares of our preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights, distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each new class or series, our board of directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption for each class or series. Therefore, although our board of directors does not currently intend to do so, it could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders. No shares of preferred stock are presently outstanding, and we have no present plans to issue any shares of preferred stock.
We believe that the power of our board of directors to approve amendments to our charter to increase or decrease the number of authorized shares of stock, to authorize us to issue additional authorized but unissued shares of preferred stock and to classify or reclassify unissued shares of preferred stock and thereafter to authorize us to issue such classified or reclassified shares of stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.
Restrictions on Ownership and Transfer.   To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our stock, including an ownership limit of 5.5% in value of the aggregate of the outstanding shares of all classes or series of our stock, subject to certain exceptions. Our board of directors may, from time to time, grant waivers from these restrictions, in its sole and absolute discretion. See the section entitled “Description of Capital Stock — Common Stock — Restrictions on Ownership and Transfer.” We may choose to adopt similar restrictions with respect to any class or series offered pursuant to this prospectus under the articles supplementary for each such class or series. The applicable prospectus supplement will specify any additional ownership limitation relating to such class or series.
Certain Provisions Of Maryland Law And Of Our Charter And Bylaws
The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law, including the MGCL, and our charter and bylaws. Copies of our charter and bylaws have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See the section entitled “Where You Can Find More Information; Incorporation by Reference.”
Our Board of Directors.   Our board of directors currently consists of nine directors. Our charter and bylaws provide that the number of directors constituting our board of directors may be increased or decreased only by a majority vote of our board of directors, provided that the number of directors may not be decreased to fewer than the minimum number required under the MGCL (which is one), nor increased to more than 15.
Subject to the terms of any class or series of preferred stock, vacancies on our board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will hold office for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.
Each of our directors is elected by our stockholders to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies. Holders of shares of our common stock have no right to cumulative voting in the election of directors. Consequently, the holders of a majority of the outstanding shares of our common stock may elect all of the nominees then standing for election as directors, and the holders of the remaining shares will not be able to elect any directors. In uncontested elections, directors are elected by the affirmative vote of a majority of the total votes cast for and against such nominee. In contested elections, directors are elected by a plurality of all of the votes cast in the election of directors.

Removal of Directors.   Our charter provides that a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacancies on our board of directors, precludes stockholders from removing incumbent directors (except for cause and upon a substantial affirmative vote) and filling the vacancies created by such removal with their own nominees.
Business Combinations.   Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time during the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any such business combination must generally be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation, other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. A corporation’s board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
Pursuant to the statute, our board of directors has by resolution exempted business combinations between the Company and any other person. As a result, any person described in the preceding sentence may be able to enter into business combinations with the Company that may not be in the best interests of our stockholders, without compliance with the supermajority vote requirements and other provisions of the statute. We cannot assure you that our board of directors will not amend or repeal this resolution in the future.
Control Share Acquisitions.   The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to such shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from shares entitled to vote on the matter.
“Control shares” are voting shares of stock that, if aggregated with all other such shares of stock owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:
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one-tenth or more, but less than one-third;

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one-third or more, but less than a majority; or

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a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem for fair value any or all of the control shares (except those for which voting rights have previously been approved). Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of such meeting. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. This provision may be amended or eliminated at any time in the future by our board of directors.
Subtitle 8.   Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL that provide, respectively, for:
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a classified board;

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a two-thirds vote requirement for removing a director;

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a requirement that the number of directors be fixed only by vote of the board of directors;

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a requirement that a vacancy on the board be filled only by the remaining directors in office and (if the board is classified) for the remainder of the full term of the class of directors in which the vacancy occurred; and

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a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board may be filled only by the remaining directors and that directors elected by the board to fill vacancies will serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (i) vest in the board the exclusive power to fix the number of directorships and (ii) require, unless called by our board of directors, the written request of stockholders entitled to cast a majority of all of the votes entitled to be cast at such a meeting to call a special meeting.
Meetings of Stockholders.   Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our board of directors. Our board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be brought before a meeting of our stockholders must also be called by our secretary upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting and containing the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary is required to prepare and deliver the notice of the special meeting.
Amendments to Our Charter and Bylaws.   Except for those amendments permitted to be made without stockholder approval under Maryland law or our charter, our charter generally may be amended only if the amendment is first declared advisable by our board of directors and thereafter approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.
Our board of directors has the power to adopt, alter or repeal any provision of our bylaws and to make new bylaws. In addition, stockholders may alter, amend or repeal any provision of our bylaws and adopt new bylaws with the approval by a majority of the votes entitled to be cast on the matter by stockholders entitled to vote generally in the election of directors.
Forum Selection.   Our bylaws require, subject to limited exceptions, that any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or our stockholders and other similar actions may be brought only in specified courts in the State of Maryland. Although we believe this provision will benefit us by limiting duplicative, costly and time-consuming litigation in multiple forums and by providing increased consistency in the application of Maryland law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against us or our directors, officers and other employees. This provision is intended to cover internal corporate claims and not actions arising under the federal securities laws.
Transactions Outside the Ordinary Course of Business.   Under the MGCL, a Maryland corporation generally is not entitled to dissolve, merge or consolidate with, or convert into, another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. Our charter provides that these actions must be approved by a majority of all of the votes entitled to be cast on the matter.
Advance Notice of Director Nominations and New Business.   Our bylaws provide that, with respect to an annual meeting of our stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by our stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) by any stockholder who was a stockholder of record at the record date set by the board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving the notice required by our bylaws and at the time of the meeting (or any postponement or adjournment thereof), who is entitled to vote at the meeting on such business or in the election of such nominee and has provided notice to us within the time period, and containing the information and other materials, specified in the advance notice provisions of our bylaws.
With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (i) by or at the direction of our board of directors or (ii) if the meeting has been called for the purpose of electing directors, by any stockholder who was a stockholder of record at the record date set by the board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving the notice required by our bylaws and at the time of the meeting (or any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each such nominee and who has provided notice to us within the time period, and containing the information and other materials, specified in the advance notice provisions of our bylaws.
The advance notice procedures of our bylaws provide that, to be timely, a stockholder’s notice with respect to director nominations or other proposals for an annual meeting must be delivered to our corporate secretary at our principal executive office not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for our preceding year’s annual meeting. In the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, to be timely, a stockholder’s notice must be delivered not earlier than the 150th day prior to the date of the annual meeting and not later than 5:00 p.m., Eastern Time, on the close of business on the later of the 120th day prior to the date of the annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.
REIT Qualification.   Our charter provides that our board of directors may authorize us to revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

Effects of Certain Provisions of Maryland Law and of Our Charter and Bylaws.   Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders, including advance notice requirements for director nominations and other stockholder proposals. Likewise, if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, if the resolution opting out of the business combination act was revoked or if we were to opt in to the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.
Indemnification and Limitation of Directors’ and Officers’ Liability.   Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty that is established by a final judgment and that is material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.
The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:
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the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

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the director or officer actually received an improper personal benefit in money, property or services; or

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in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:
•
a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•
a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter obligates the Company to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•
any present or former director or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity; or

•
any individual who, while a director or officer of the Company and at our request, serves or has served as a director, officer, partner, trustee, member, manager, trustee, employee or agent of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.
Our charter also permits us to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.
We have entered into indemnification agreements with our current directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

DESCRIPTION OF DEBT SECURITIES
As used in this section only, references to “we,” “our” and “us” refer either to INDUS Realty Trust, Inc. or INDUS RT, LP, as the case may be, as the issuer of the applicable series of debt securities and not to any subsidiaries, unless the context requires otherwise. The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus, including the terms of any related guarantees. We will also indicate in the prospectus supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
Unless otherwise specified in a prospectus supplement, the debt securities will be issued under an indenture between us and U.S. Bank, National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined in this prospectus have the meanings specified in the indenture.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of the board of directors of INDUS Realty Trust, Inc. (with respect to debt securities of INDUS Realty Trust, Inc.) or the board of directors of INDUS Realty Trust, Inc., as the sole general partner of INDUS RT, LP (with respect to debt securities of INDUS RT, LP), and set forth or determined in the manner provided in such resolution, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
Unless otherwise specified in a prospectus supplement, the indenture will designate U.S. Bank National Association as the trustee for the indenture with respect to one or more series of our debt securities. U.S. Bank National Association, or any other specified trustee, may resign or be removed with respect to one or more series of our debt securities, and a successor trustee may be appointed to act with respect to that series.
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•
whether the issuer of the debt securities is INDUS Realty Trust, Inc. or INDUS RT, LP;

•
the title and ranking of the debt securities (including the terms of any subordination provisions);

•
the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•
any limit on the aggregate principal amount of the debt securities;

•
the date or dates on which the principal of the securities of the series is payable;

•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•
the place or places where principal of, and any premium and interest on, the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•
the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•
any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•
the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•
whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•
the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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the designation of the currency, currencies or currency units in which payment of principal of, and any premium and interest on, the debt securities will be made;

•
if payments of principal of, or any premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of, or any premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•
any provisions relating to any security provided for the debt securities or any guarantees;

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any addition to, deletion of or change in the Events of Default (as defined below) described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•
any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•
a discussion of any additional material United States federal income tax considerations applicable to an investment in the debt securities;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;
•
any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities;

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whether the debt securities are entitled to the benefits of the guarantee of any guarantor, and whether any such guarantee is made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee;

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whether a person other than U.S. Bank National Association is to act as trustee;

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the securities exchange, if any, on which the debt securities may be listed; and

•
any change in the right of the trustee or the right of the requisite holders to declare the principal amount of debt securities due and payable.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth below in the section entitled “Description of Debt Securities — Transfer and Exchange — Global Debt Securities and Book-Entry System,” book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities.   You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System.   Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see the section entitled “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person ( a “successor person”) unless:
•
we are the surviving entity or the successor person (if other than INDUS Realty Trust, Inc. or INDUS RT, LP) is an entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•
immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.
Guarantees
Unless otherwise described in the applicable prospectus supplement, the debt securities issued by INDUS RT, LP will be fully and unconditionally guaranteed by INDUS Realty Trust, Inc. These guarantees will be joint and several obligations of the guarantor. If a series of debt securities is so guaranteed, an indenture, or a supplemental indenture thereto, will be executed by the guarantor. The obligations of the guarantor under the guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of the guarantee will be set forth in the applicable prospectus supplement.
Events of Default
The following events constitute Events of Default, unless otherwise provided by resolution of the board of directors, supplemental indenture or officer’s certificate:
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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•
default in the payment of principal of any security of that series at its maturity;

•
default in the performance or breach of any covenant or warranty by us in the debt security of that series or the indenture (other than defaults pursuant to the first or second bullet of this paragraph or pursuant to a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us, or any guarantor; or

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any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every such case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any securities of that series are discount securities, such portion of the principal amount as may be specified in the terms of such debt securities) of and accrued and unpaid interest, if any, on all of the debt securities of that series to be due and payable immediately, by a notice in writing to us (and to the trustee if given by holders), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, will become immediately due and payable. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by notice in writing to our operating partnership and the trustee, may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense that might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
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that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series;

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the holders of not less than 25% in principal amount of the outstanding debt securities have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee;

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such holder or holders have offered to the trustee indemnity or security reasonably satisfactory to the trustee against the costs, claims, expenses and liabilities that might be incurred by the trustee in compliance with such request;

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the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

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no direction inconsistent with such written request has been given to the trustee during such 60 day period by the holders of a majority in principal amount of the outstanding debt securities.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
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to cure any ambiguity, defect or inconsistency;

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to comply with covenants in the indenture described in the section entitled “Description of Debt Securities — Consolidation, Merger and Sale of Assets”;

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to provide for uncertificated securities in addition to or in place of certificated securities;

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to surrender any of our rights or powers under the indenture;

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to add covenants or events of default for the benefit of the holders of debt securities of any series;

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to comply with the applicable procedures of the applicable depositary;

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to make any change that does not adversely affect the rights of any holder of debt securities;

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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

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to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•
to reflect the release of a guarantor of the debt securities in accordance with the terms of the indenture; or

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to add guarantors with respect to any or all of the debt securities or to secure any or all of the debt securities or the guarantees.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
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reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•
reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•
reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a default in the payment of the principal of, or any premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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make the principal of, or any premium or interest on, any debt security payable in any currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, or any premium or interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments;

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waive a redemption payment with respect to any debt security, provided that such redemption is made at our option; or

•
if the debt securities of that series are entitled to the benefit of a guarantee, release any guarantor of such series other than as provided in the indenture or modify the guarantee in any manner adverse to the holders.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all of the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any premium or interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Regarding the Trustee
Unless otherwise specified in a prospectus supplement, U.S. Bank National Association will initially act as the trustee, registrar and paying agent for the debt securities, subject to replacement at our option as provided in the indenture.
If an Event of Default occurs and is continuing, the trustee will be required to use the same degree of care and skill a prudent person would exercise or use under the circumstances in the conduct of its own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of the required percentage under the indenture only after those holders have offered, and, if requested, provided the trustee indemnity satisfactory to it.
If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, money and/or Foreign Government Obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, any premium and interest on, and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service, or IRS, a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
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we may omit to comply with the covenant described under the heading “Merger, Consolidation or Sale” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and

•
any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:
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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, money and/or Foreign Government Obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, any premium and interest on, and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities, and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default.   In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or money and/or Foreign Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. In such a case, we would remain liable for those payments.
“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, direct obligations of, or obligations guaranteed by, the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof.
Satisfaction and Discharge
The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the debt securities, as expressly provided for in the indenture) as to all outstanding debt securities when:
•
either:

•
all the debt securities theretofore authenticated and delivered (except lost, stolen or destroyed debt securities which have been replaced or paid) have been delivered to the trustee for cancellation; or

•
all debt securities not theretofore delivered to the trustee for cancellation have become due and payable or will become due and payable at their maturity within one year, have been called for redemption or are to be called for redemption within one year, or are deemed paid and discharged pursuant to the legal defeasance provisions of the indenture, and we have irrevocably deposited or caused to be irrevocably deposited with the trustee as trust funds in trust cash or noncallable U.S. government obligations in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for principal and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the maturity date or redemption date, as the case may be;
•
we have paid or caused to be paid all other sums payable under the indenture by us; and

•
we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

No Personal Liability of Directors, Officers, Employees or Stockholders
No director, officer, employee, or stockholder will have any liability for any of our obligations under the debt securities, the indenture, any guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws.
Governing Law
The indenture, the debt securities and any guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES
We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. Each depositary share will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement among us, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
The summary of the terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement and our certificate of incorporation and the certificate of designation that are, or will be, filed with the SEC for the applicable series of preferred stock.
Dividends
The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of preferred stock. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make such distribution, in which case the depositary may (with our approval) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.
Liquidation Preference
In the event of the liquidation, dissolution or winding up of the affairs of INDUS, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock as set forth in the applicable prospectus supplement.
Redemption
If the series of preferred stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.
Voting
Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by such record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.
Withdrawal of Preferred Stock
Upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by such depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.
Amendment and Termination of Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depositary to deliver to the holder of the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.
The deposit agreement will be permitted to be terminated by us upon not less than 30 days prior written notice to the applicable depositary if a majority of each series of preferred stock affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. In addition, the deposit agreement will automatically terminate if (a) all outstanding depositary shares thereunder shall have been redeemed, (b) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding-up of INDUS and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (c) each share of the related preferred stock shall have been converted into stock of INDUS not so represented by depositary shares.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by such depositary receipt if such charges are not paid. The applicable prospectus supplement will include information with respect to fees and charges, if any, in connection with the deposit or substitution of the underlying securities, the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the underlying security, and the transferring, splitting or grouping of receipts. The applicable prospectus supplement will also include information with respect to the right to collect the fees and charges, if any, against dividends received and deposited securities.
Miscellaneous
The depositary will forward to the holders of depositary receipts all notices, reports and proxy soliciting material from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any notices, reports and proxy soliciting material received from us which are received by the depositary as the holder of preferred stock. The applicable prospectus supplement will include information about the rights, if any, of holders of receipts to inspect the transfer books of the depositary and the list of holders of receipts.
Neither the depositary nor INDUS assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its negligence or willful misconduct. Neither the depositary nor INDUS will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of INDUS and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. INDUS and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.
In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
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the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

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the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

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the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

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the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

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the terms of any rights to redeem or call the warrants;

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the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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United States Federal income tax consequences applicable to the warrants; and

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any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:
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to vote, consent or receive dividends;

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receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

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exercise any rights as stockholders of INDUS.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
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the title of the series of units;

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identification and description of the separate constituent securities comprising the units;

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the price or prices at which the units will be issued;

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the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

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a discussion of certain United States federal income tax considerations applicable to the units; and

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any other terms of the units and their constituent securities.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our common stock, preferred stock or other offered security independently or together with any other offered security. Any rights that we may issue may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The applicable prospectus supplement or other offering material will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following to the extent applicable:
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the number of rights issued or to be issued to each stockholder;

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the exercise price payable for each share of common stock, preferred stock or other offered security upon the exercise of the rights;

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the number and terms of the shares of common stock, preferred stock or other offered security which may be purchased per each right;

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the extent to which the rights are transferable;

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the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

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the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

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if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of such rights; and

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any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The description in the applicable prospectus supplement or other offering material of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
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a limited-purpose trust company organized under the New York Banking Law;

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a “banking organization” within the meaning of the New York Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

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a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
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DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

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we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

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an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream.   If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other.   The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT AND INDUS RT, LP
A summary of the material terms and provisions of the Agreement of Limited Partnership of INDUS RT, LP, which we refer to as the “partnership agreement,” is set forth below. This summary is not complete and is subject to and qualified in its entirety by reference to the applicable provisions of Maryland law and the partnership agreement. For more detail, please refer to the partnership agreement itself, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. For purposes of this section, references to “we,” “our,” “us,” “our company” and the “general partner” refer to INDUS Realty Trust, Inc., in our capacity as the general partner of our operating partnership. See the section entitled “Where You Can Find More Information; Incorporation by Reference.”
General
Substantially all of our assets are held by, and substantially all of our operations are conducted through, our operating partnership, either directly or through its subsidiaries. We are the sole general partner of our operating partnership, and, as of July 8, 2021, 7,721,671 common units of partnership interests in our operating partnership, or common units, were outstanding and we owned 99% of the outstanding common units, in each case, including common units issuable upon conversion of vested LTIP units of our operating partnership. In connection with the conversion of INDUS Realty Trust, LLC, a limited liability company, into INDUS RT, LP, a limited partnership, we became the general partner of our operating partnership and one of our newly formed subsidiaries, INDUS RT, LLC, was admitted as a limited partner of our operating partnership. Our operating partnership is also authorized to issue a class of units of partnership interest designated as LTIP Units and additional classes of units of partnership interest, each having the terms described below. The common units are not listed on any exchange nor are they quoted on any national market system.
Provisions in the partnership agreement may delay or make more difficult unsolicited acquisitions of us or changes in our control. These provisions could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although some stockholders might consider such proposals, if made, desirable. These provisions also make it more difficult for third parties to alter the management structure of our operating partnership without the concurrence of our board of directors. These provisions include, among others:
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redemption rights of limited partners and certain assignees of common units;

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transfer restrictions on common units and other partnership interests;

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a requirement that we may not be removed as the general partner of our operating partnership without our consent;

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our ability in some cases to amend the partnership agreement and to cause our operating partnership to issue preferred partnership interests in our operating partnership with terms that we may determine, in either case, without the approval or consent of any limited partner; and

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the right of the limited partners to consent to certain transfers of our general partnership interest (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise).

Purpose, Business and Management
Our operating partnership was formed for the purpose of conducting any business, enterprise or activity permitted by or under the Maryland Revised Uniform Limited Partnership Act, or the Act. Our operating partnership may enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement and may own interests in any other entity engaged in any business permitted by or under the Act, subject to any consent rights set forth in our partnership agreement.
In general, our board of directors manages the business and affairs of our operating partnership by directing our business and affairs, in our capacity as the sole general partner of our operating partnership. Except as otherwise expressly provided in the partnership agreement and subject to the rights of holders of any class or series of partnership interest, all management powers over the business and affairs of our operating partnership are exclusively vested in us, in our capacity as the sole general partner of our operating partnership. We may not be removed as the general partner of our operating partnership, with or without cause, without our consent, which we may give or withhold in our sole and absolute discretion.
Restrictions on General Partner’s Authority
The partnership agreement prohibits us, in our capacity as general partner, from taking any action that would make it impossible to carry out the ordinary business of our operating partnership or performing any act that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability except as provided under the partnership agreement or under the Act. We generally may not, without the prior consent of the partners of our operating partnership (including us), amend, modify or terminate the partnership agreement, except for certain amendments described below that require the approval of each affected partner. We may not, in our capacity as the general partner of our operating partnership, without the consent of a majority in interest of the limited partners (excluding us and any limited partner 50% or more of whose equity is owned, directly or indirectly, by us):
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take any action in contravention of an express provision or limitation of the partnership agreement;

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transfer all or any portion of our general partnership interest in our operating partnership or admit any person as a successor general partner, subject to the exceptions described in the section entitled “Description of the Partnership Agreement and INDUS RT, LP — Transfers of Partnership Interests — Restrictions on Transfers by the General Partner”; or

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voluntarily withdraw as the general partner.

Without the consent of each affected limited partner or in connection with a transfer of all of our interests in our partnership in connection with a merger, consolidation or other combination of our assets with another entity, a sale of all or substantially all of our assets or a reclassification, recapitalization or change in our outstanding stock permitted without the consent of the limited partners as described in the section entitled “Description of the Partnership Agreement and INDUS RT, LP — Transfers of Partnership Interests — Restrictions on Transfers by the General Partner,” or a permitted termination transaction, we may not enter into any contract, mortgage, loan or other agreement that expressly prohibits or restricts us or our operating partnership from performing our or its specific obligations in connection with a redemption of units or expressly prohibits or restricts a limited partner from exercising its redemption rights in full. In addition to any approval or consent required by any other provision of the partnership agreement, we may not, without the consent of each affected partner, amend the partnership agreement or take any other action that would:
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convert a limited partner interest into a general partner interest (other than as a result of our acquisition of that interest);

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adversely modify in any material respect the limited liability of a limited partner;

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alter the rights of any partner to receive the distributions to which such partner is entitled, or alter the allocations specified in the partnership agreement, except to the extent permitted by the partnership agreement including in connection with the creation or issuance of any new class or series of partnership interest or to effect or facilitate a permitted termination transaction;

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alter or modify the redemption rights of holders of common units (except as permitted under the partnership agreement to effect or facilitate a permitted termination transaction);

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alter or modify the provisions governing the transfer of our general partnership interest in our operating partnership (except as permitted under the partnership agreement to effect or facilitate a permitted termination transaction);

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remove certain provisions of the partnership agreement relating to the requirements for us to qualify as a REIT or permitting us to avoid paying tax under Sections 857 or 4981 of the Code; or

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amend the provisions of the partnership agreement requiring the consent of each affected partner before taking any of the actions described above or the related definitions specified in the partnership agreement (except as permitted under the partnership agreement to effect or facilitate a permitted termination transaction).

Additional Limited Partners
We may cause our operating partnership to issue additional units in one or more classes or series or other partnership interests and to admit additional limited partners to our operating partnership from time to time, on such terms and conditions and for such capital contributions as we may establish in our sole and absolute discretion, without the approval or consent of any limited partner.
The partnership agreement authorizes our operating partnership to issue common units, LTIP Units and preferred units, and our operating partnership may issue additional partnership interests in one or more additional classes, or one or more series of any of such classes, with such designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption (including, without limitation, terms that may be senior or otherwise entitled to preference over existing units) as we may determine, in our sole and absolute discretion, without the approval of any limited partner or any other person. Without limiting the generality of the foregoing, we may specify, as to any such class or series of partnership interest, the allocations of items of partnership income, gain, loss, deduction and credit to each such class or series of partnership interest.
Ability to Engage in Other Businesses; Conflicts of Interest
The partnership agreement provides that we may not conduct any business other than in connection with the ownership, acquisition and disposition of partnership interests, the management of the business and affairs of our operating partnership, our operation as a reporting company with a class (or classes) of securities registered under the Exchange Act, our operations as a REIT, the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, financing or refinancing of any type related to our operating partnership or its assets or activities and such activities as are incidental to those activities discussed above. In general, we must contribute any assets or funds that we acquire to our operating partnership whether as capital contributions, loans or otherwise, as appropriate, in exchange for additional partnership interests. We may, however, in our sole and absolute discretion, from time to time hold or acquire assets in our own name or otherwise other than through our operating partnership so long as we take commercially reasonable measures to ensure that the economic benefits and burdens of such property are otherwise vested in our operating partnership.
Distributions
Our operating partnership will distribute such amounts, at such times, as we may in our sole and absolute discretion determine:
•
first, with respect to any partnership interests that are entitled to any preference in distribution, including the preferred units, in accordance with the rights of the holders of such class(es) of partnership interest, and, within each such class, among the holders of such class pro rata in proportion to their respective percentage interests of such class; and

•
second, with respect to any partnership interests that are not entitled to any preference in distribution, including the common units and, except as described below with respect to liquidating distributions and as may be provided in any incentive award plan or any applicable award agreement and the LTIP Units, in accordance with the rights of the holders of such class(es) of partnership interest, and, within each such class, among the holders of each such class, pro rata in proportion to their respective percentage interests of such class.

Exculpation and Indemnification of General Partner
The partnership agreement provides that we are not liable to our operating partnership or any partner for any action or omission taken in our capacity as general partner, for the debts or liabilities of our operating partnership or for the obligations of our operating partnership under the partnership agreement, except for liability for our fraud, willful misconduct or gross negligence, pursuant to any express indemnity we may give to our operating partnership or in connection with a redemption as described in the section entitled “Description of the Partnership Agreement and INDUS RT, LP — Redemption Rights of Qualifying Parties.” The partnership agreement also provides that any obligation or liability in our capacity as the general partner of our operating partnership that may arise at any time under the partnership agreement or any other instrument, transaction or undertaking contemplated by the partnership agreement will be satisfied, if at all, out of our assets or the assets of our operating partnership only, and no such obligation or liability will be personally binding upon any of our directors, stockholders, officers, employees or agents.
In addition, the partnership agreement requires our operating partnership to indemnify us, our directors and officers, officers of our operating partnership and any other person designated by us against any and all losses, claims, damages, liabilities, expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, that relate to the operations of our operating partnership, unless (i) an act or omission of the person was material to the matter giving rise to the action and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) in the case of a criminal proceeding, the person had reasonable cause to believe the act or omission was unlawful or (iii) such person actually received an improper personal benefit in violation or breach of any provision of the partnership agreement. Our operating partnership must also pay or reimburse the reasonable expenses of any such person in advance of a final disposition of the proceeding upon its receipt of a written affirmation of the person’s good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking by or on behalf of the person to repay any amounts paid or advanced if it is ultimately determined that the person did not meet the standard of conduct for indemnification. Our operating partnership is not required to indemnify or advance funds to any person with respect to any action initiated by the person seeking indemnification without our approval (except for any proceeding brought to enforce such person’s right to indemnification under the partnership agreement) or if the person is found to be liable to our operating partnership on any portion of any claim in the action.
Business Combinations and Dissolution of our Operating Partnership
Subject to the limitations on the transfer of our interest in our operating partnership described in the section entitled “Description of the Partnership Agreement and INDUS RT, LP — Transfers of Partnership Interests — Restrictions on Transfers by the General Partner,” we generally have the exclusive power to cause our operating partnership to merge, reorganize, consolidate, sell all or substantially all of its assets or otherwise combine its assets with another entity. We may also elect to dissolve our operating partnership without the consent of any limited partner. However, in connection with the acquisition of properties from persons to whom our operating partnership issues common units or other partnership interests as part of the purchase price, in order to preserve such persons’ tax deferral, our operating partnership may contractually agree, in general, not to sell or otherwise transfer the properties for a specified period of time, or in some instances, not to sell or otherwise transfer the properties without compensating the sellers of the properties for their loss of the tax deferral.
Redemption Rights of Qualifying Parties
Beginning 14 months after first acquiring such common units, each limited partner and some assignees of limited partners will have the right, subject to the terms and conditions set forth in the partnership agreement, to require our operating partnership to redeem all or a portion of the common units held by such limited partner or assignee in exchange for a cash amount per common unit equal to the value of one share of our common stock, determined in accordance with and subject to adjustment under the partnership agreement. Our operating partnership’s obligation to redeem common units does not arise and is not binding against our operating partnership until the sixth business day after we receive the holder’s notice of redemption or, if earlier, the day we notify the holder seeking redemption that we have declined to acquire some or all of the common units tendered for redemption.
On or before the close of business on the fifth business day after a holder of common units gives notice of redemption to us, we may, in our sole and absolute discretion but subject to the restrictions on the ownership and transfer of our stock set forth in our charter and described in the section entitled “Description of Capital Stock — Common Stock — Restrictions on Ownership and Transfer,” elect to acquire some or all of the common units tendered for redemption from the tendering party in exchange for shares of our common stock, based on an exchange ratio of one share of common stock for each common unit, subject to adjustment as provided in the partnership agreement. The partnership agreement does not require us to register, qualify or list any shares of common stock issued in exchange for common units with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange.
Transfers of Partnership Interests
Restrictions on Transfers by Limited Partners.   Until the expiration of 14 months after the date on which a limited partner acquires a partnership interest, the limited partner generally may not directly or indirectly transfer all or any portion of such partnership interest without our consent, which we may give or withhold in our sole and absolute discretion, except for certain permitted transfers to certain affiliates, family members and charities, and certain pledges of partnership interests to lending institutions in connection with bona fide loans. After the expiration of such initial holding period, the limited partner will have the right to transfer all or any portion of its partnership interest without our consent to any person that is an “accredited investor,” within meaning set forth in Rule 501 promulgated under the Securities Act, upon ten business days prior notice to us, subject to the satisfaction of conditions specified in the partnership agreement, including minimum transfer requirements and our right of first refusal.
Restrictions on Transfers by the General Partner.   Except as described below, any transfer of all or any portion of our interest in our operating partnership, whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise, must be approved by the consent of a majority in interest of the limited partners (excluding us and any limited partner 50% or more of whose equity is owned, directly or indirectly, by us). Subject to the rights of holders of any class or series of partnership interest, we may transfer all (but not less than all) of our general partnership interest without the consent of the limited partners in connection with a permitted termination transaction, which is a merger, consolidation or other combination of our assets with another entity, a sale of all or substantially all of our assets or a reclassification, recapitalization or change in any outstanding shares of our stock or other outstanding equity interests, if:
•
in connection with such event, all of the limited partners will receive or have the right to elect to receive, for each common unit, the greatest amount of cash, securities or other property paid to a holder of one share of our common stock (subject to adjustment in accordance with the partnership agreement) in the transaction and, if a purchase, tender or exchange offer is made and accepted by holders of our common stock in connection with the event, each holder of common units receives, or has the right to elect to receive, the greatest amount of cash, securities or other property that the holder would have received if it had exercised its redemption right and received shares of our common stock in exchange for its common units immediately before the expiration of the purchase, tender or exchange offer and had accepted the purchase, tender or exchange offer; or

•
substantially all of the assets of our operating partnership will be owned by a surviving entity (which may be our operating partnership, another limited partnership or a limited liability company) in which the limited partners of our operating partnership holding common units immediately before the event will hold a percentage interest based on the relative fair market value of the net assets of our operating partnership and the other net assets of the surviving entity immediately before the event, which interest will be on terms that are at least as favorable as the terms of the common units in effect immediately before the event and as those applicable to any other limited partners or non-managing members of the surviving entity and will include a right to redeem interests in the surviving entity for the consideration described in the preceding bullet or cash on similar terms as those in effect with respect to the common units immediately before the event, or, if common equity securities of the person controlling the surviving entity are publicly traded, such common equity securities.

We may also transfer all (but not less than all) of our interest in our operating partnership to an affiliate of us without the consent of any limited partner, subject to the rights of holders of any class or series of partnership interest.
In addition, any transferee of our interest in our operating partnership must be admitted as a general partner of our operating partnership, assume, by operation of law or express agreement, all of our obligations as general partner under the partnership agreement, accept all of the terms and conditions of the partnership agreement and execute such instruments as may be necessary to effectuate the transferee’s admission as a general partner.

We may not voluntarily withdraw as the general partner of our operating partnership without the consent of a majority in interest of the limited partners (excluding us and any limited partner 50% or more of whose equity is owned, directly or indirectly, by us) other than upon the transfer of our entire interest in our operating partnership and the admission of our successor as a general partner of our operating partnership.
LTIP Units
Our operating partnership is authorized to issue a class of units of partnership interest designated as “LTIP Units.” We may cause our operating partnership to issue LTIP Units to persons who provide services to or for the benefit of our operating partnership, for such consideration or for no consideration as we may determine to be appropriate, and we may admit such persons as limited partners of our operating partnership, without the approval or consent of any limited partner. Further, we may cause our operating partnership to issue LTIP Units in one or more classes or series, with such terms as we may determine, without the approval or consent of any limited partner. LTIP Units may be subject to vesting, forfeiture and restrictions on transfer and receipt of distributions pursuant to the terms of any applicable equity-based plan and the terms of any award agreement relating to the issuance of the LTIP Units.
Conversion Rights.   Vested LTIP Units are convertible at the option of each limited partner and some assignees of limited partners (in each case, that hold vested LTIP Units) into common units, upon notice to us and our operating partnership, to the extent that the capital account balance of the LTIP unitholder with respect to all of his or her LTIP Units is at least equal to our capital account balance with respect to an equal number of common units. We may cause our operating partnership to convert vested LTIP Units eligible for conversion into an equal number of common units at any time, upon at least 10 and not more than 60 days’ notice to the holder of the LTIP Units.
If we or our operating partnership is party to a transaction, including a merger, consolidation, sale of all or substantially all of our assets or other business combination, as a result of which common units are exchanged for or converted into the right, or holders of common units are otherwise entitled, to receive cash, securities or other property (or any combination thereof), we must cause our operating partnership to convert any vested LTIP Units then eligible for conversion into common units immediately before the transaction, taking into account any special allocations of income that would be made as a result of the transaction. Our operating partnership must use commercially reasonable efforts to cause each limited partner (other than a party to such a transaction or an affiliate of such a party) holding LTIP Units that will be converted into common units in such a transaction to be afforded the right to receive the same kind and amount of cash, securities and other property (or any combination thereof) for such common units that each holder of common units receives in the transaction.
Transfer.   Unless an applicable equity-based plan or the terms of an award agreement specify additional restrictions on transfer of LTIP Units, LTIP Units are transferable to the same extent as common units, as described above in the section entitled “Description of the Partnership Agreement and INDUS RT, LP — Transfers of Partnership Interests.”
Voting Rights.   Limited partners holding LTIP Units are entitled to vote together as a class with limited partners holding common units on all matters on which limited partners holding common units are entitled to vote or consent, and may cast one vote for each LTIP Unit so held.
Adjustment of LTIP Units.   If our operating partnership takes certain actions, including making a distribution of units on all outstanding common units, combining or subdividing the outstanding common units into a different number of common units or reclassifying the outstanding common units, we must adjust the number of outstanding LTIP Units or subdivide or combine outstanding LTIP Units to maintain a one-for-one conversion ratio and economic equivalence between common units and LTIP Units.
Preferred Units
Our operating partnership is authorized to issue preferred units. As of July 8, 2021, there are no preferred units issued or outstanding. Preferred units rank senior to the common units and LTIP Units. Holders of series preferred units are entitled to receive preferential cash distributions in an amount to be fixed at the time of issuance of such units. Holders of preferred units are also entitled to receive a liquidation preference in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our operating partnership that are substantially similar to those of the preferred stock (but, in the case of distributions upon the liquidation, dissolution or winding up of the affairs of our operating partnership, only to the extent consistent with a liquidation in accordance with positive capital account balances). Preferred units are also subject to redemption by our operating partnership in connection with our reacquisition of shares of preferred stock. See the section entitled “Description of Capital Stock — Preferred Stock.” The preferred units are not listed on any exchange nor are they quoted on any national market system.
Conversion Rights.   Preferred units will be converted into common units in the event of a conversion of preferred stock, at the option of holders of shares of preferred stock pursuant to the articles supplementary designating the terms of the preferred stock, as described above in the section entitled “Description of Capital Stock — Preferred Stock.”
Transfer.   Preferred units are transferrable to the same extent as common units, as described above in the section entitled “Description of the Partnership Agreement and INDUS RT, LP — Transfers of Partnership Interests — Restrictions on Transfers by the General Partner.”
Voting Rights.   The general partner will not have any voting or consent rights in respect of its partnership interest represented by the preferred units.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general summary of certain material U.S. federal income tax considerations regarding our election to be taxed as REIT and the acquisition, ownership and disposition of our capital stock or our operating partnership’s debt securities. Supplemental U.S. federal income tax considerations relevant to holders of the securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. For purposes of this discussion, references to “we,” “our” and “us” mean only INDUS Realty Trust, Inc. and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on:
•
the Code;

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current, temporary and proposed Treasury regulations promulgated under the Code, or the Treasury Regulations;

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the legislative history of the Code;

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administrative interpretations and practices of the IRS; and

•
court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations thereof. Potential tax reforms may result in significant changes to the rules governing U.S. federal income taxation. New legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may significantly and adversely affect our ability to qualify as a REIT, the U.S. federal income tax consequences of such qualification, or the U.S. federal income tax consequences of an investment in us, including those described in this discussion. Moreover, the law relating to the tax treatment of other entities, or an investment in other entities, could change, making an investment in such other entities more attractive relative to an investment in a REIT. Any such changes could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax laws other than U.S. federal income tax laws, associated with the purchase, ownership or disposition of our capital stock, or our election to be taxed as a REIT.
You are urged to consult your tax advisor regarding the tax consequences to you of:
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the purchase, ownership and disposition of our capital stock, including the U.S. federal, state, local, non-U.S. and other tax consequences;

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our election to be taxed as a REIT for U.S. federal income tax purposes; and

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potential changes in applicable tax laws.

Taxation of Our Company
General.   We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ending December 31, 2021. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with such taxable year, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate in a manner so as to qualify or remain qualified as a REIT. See the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of Our Company — Failure to Qualify” for potential tax consequences if we fail to qualify as a REIT.
Latham & Watkins LLP has acted as our tax counsel in connection with our filing of this registration statement and our intended election to be taxed as a REIT. Latham & Watkins LLP will render an opinion to us, as of the date of this prospectus, to the effect that, commencing with our taxable year ending December 31, 2021, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion will be based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one or more of our officers. In addition, this opinion will be based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy those requirements. Further, the anticipated U.S. federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.
Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay U.S. federal income tax as follows:
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First, we will be required to pay regular U.S. federal corporate income tax on any undistributed REIT taxable income, including undistributed capital gain.

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Second, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay regular U.S. federal corporate income tax on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

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Third, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

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Fourth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

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Fifth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

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Sixth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

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Seventh, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

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Eighth, if we sell (i) an asset we held on first day of the first taxable year for which we qualify as a REIT or (ii) any asset that we later acquire from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset determined as of the date on which we acquired the asset, in each case, during a five-year period beginning on the first day of the first taxable year for which we qualify as a REIT or acquire the asset, as applicable, then we generally will be required to pay regular U.S. federal corporate income tax on the gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, determined as of the first day of the first taxable year for which we qualify as a REIT or date on which we acquired the asset, as applicable. The results described in this paragraph with respect to the recognition of gain assume that we and the C corporation from whom we acquire the asset will refrain from making an election to receive different treatment under applicable Treasury Regulations. Under applicable Treasury Regulations, any gain from the sale of property we acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax.

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Ninth, our subsidiaries that are C corporations and are not qualified REIT subsidiaries, including our “taxable REIT subsidiaries” described below, generally will be required to pay regular U.S. federal corporate income tax on their earnings.

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Tenth, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income,” as described in the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of Our Company — Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

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Eleventh, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our capital stock.

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Twelfth, if we fail to comply with the requirement to send annual letters to our stockholders holding at least a certain percentage of our stock, as determined under applicable Treasury Regulations, requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or is due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

We and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, property and other taxes on our assets and operations.
Requirements for Qualification as a REIT.   The Code defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or directors;

(2)
that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)
that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)
that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

(5)
that is beneficially owned by 100 or more persons;

(6)
not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

(7)
that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.
We believe that we will be organized and will operate and will issue sufficient shares of our capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7), inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. A description of the share ownership and transfer restrictions relating to our capital stock is contained in the sections entitled “Description of Capital Stock — Common Stock — Restrictions on Ownership and Transfer” and “Description of Capital Stock — Preferred Stock — Restrictions on Ownership and Transfer,” respectively. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, then except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of Our Company — Failure to Qualify.”
In addition, in order to qualify as a REIT, at the end of any taxable year, we must not have any earnings and profits accumulated in a non-REIT year. As a result, we plan to distribute our earnings and profits accumulated prior to the taxable year beginning January 1, 2021 before the end of the first taxable year for which we elect REIT status. In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have a calendar taxable year.
Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.   In the case of a REIT that is a partner in a partnership (for purposes of this discussion, references to “partnership” include a limited liability company treated as a partnership for U.S. federal income tax purposes, and references to “partner” include a member in such a limited liability company), Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, to the extent our operating partnership is treated as a partnership (rather than a disregarded entity, in which case, it will be disregarded as a separate entity from us, and we will be treated as owning all of its assets and deriving all of its items of income) for U.S. federal income tax purposes, our pro rata share of the assets and items of income of our operating partnership, including our operating partnership’s share of these items of any partnership or disregarded entity for U.S. federal income tax purposes in which it owns an interest, is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the U.S. federal income taxation of partnerships is set forth in the section entitled “Material U.S. Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.”
We will have control of our operating partnership and any of its subsidiary partnerships and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or take other corrective action on a timely basis. In such a case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation (or other entity treated as a corporation for U.S. federal income tax purposes) will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the U.S. federal income tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described in the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of Our Company — Asset Tests.”
Ownership of Interests in Taxable REIT Subsidiaries.   We and our operating partnership own interests in one company that will elect, together with us, to be treated as our taxable REIT subsidiary, and we may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. A REIT is not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the taxable REIT subsidiary earns. Rather, the stock issued by the taxable REIT subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the taxable REIT subsidiary. A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below. See the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of Our Company — Asset Tests.” Taxpayers are subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income, subject to certain exceptions. See the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of Our Company — Annual Distribution Requirements.” While not certain, this provision may limit the ability of our taxable REIT subsidiaries to deduct interest, which could increase their taxable income.
Income Tests.   We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from investments relating to real property or mortgages on real property, including “rents from real property,” dividends from other REITs and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.
Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:
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The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property if we earned such amounts directly;

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Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

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Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a taxable REIT subsidiary; and

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We generally may not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a taxable REIT subsidiary (which may be wholly or partially owned by us) to provide both customary and non-customary services to our tenants, without causing the rent we receive from those tenants to fail to qualify as “rents from real property.”

We generally do not intend, and, as the general partner of our operating partnership, we do not intend to permit our operating partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we generally have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value.
Income we receive that is attributable to the rental of parking spaces at the properties generally will constitute rents from real property for purposes of the gross income tests if certain services provided with respect to the parking spaces are performed by independent contractors from whom we derive no revenue, either directly or indirectly, or by a taxable REIT subsidiary, and certain other conditions are met. We believe that the income we receive that is attributable to parking spaces will meet these tests and, accordingly, will constitute rents from real property for purposes of the gross income tests.
From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income under, and thus will be exempt from, the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test or any property which generates such income and (B) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
To the extent our taxable REIT subsidiaries pay dividends or interest, our allocable share of such dividend or interest income will qualify under the 95%, but not the 75%, gross income test (except that our allocable share of such interest would also qualify under the 75% gross income test to the extent the interest is paid on a loan that is adequately secured by real property).
We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:
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following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

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our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. See the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of Our Company — Failure to Qualify.” As discussed in the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of Our Company — General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Prohibited Transaction Income.   Any gain that we realize on the sale of property (other than any foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. As the general partner of our operating partnership, we intend to cause our operating partnership to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not intend, and do not intend to permit our operating partnership or its subsidiary partnerships, to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by our operating partnership or its subsidiary partnerships are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a taxable REIT subsidiary, but such income will be subject to regular U.S. federal corporate income tax.
Penalty Tax.   Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours, redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.
We do not expect to be subject to this penalty tax, although any rental or service arrangements we enter into from time to time may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on any overstated rents paid to us, or any excess deductions or understated income of our taxable REIT subsidiaries.
Asset Tests.   At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property or on both real property and, to a limited extent, personal property), shares (or transferable certificates of beneficial interest) in other REITs, any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years (but only for the one-year period beginning on the date the REIT receives such proceeds), debt instruments of publicly offered REITs, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.
Second, not more than 25% of the value of our total assets may be represented by securities (including securities of taxable REIT subsidiaries), other than those securities includable in the 75% asset test.
Third, of the investments included in the 25% asset class, and except for certain investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, securities satisfying the “straight debt” safe harbor, securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code. From time to time we may own securities (including debt securities) of issuers that do not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary. We intend that our ownership of any such securities will be structured in a manner that allows us to comply with the asset tests described above.
Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. We and our operating partnership own 100% of the interests in a company that will elect, together with us, to be treated as our taxable REIT subsidiary. So long as this company qualifies as our taxable REIT subsidiary, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of the securities of such companies. We may acquire additional interests in companies that will elect, together with us, to be treated as our taxable REIT subsidiaries. We believe that the aggregate value of our taxable REIT subsidiaries will not exceed 20% of the aggregate value of our gross assets. We generally do not obtain independent appraisals to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.
Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets, as described above (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property).
The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through any partnership or qualified REIT subsidiary) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership that owns such securities). For example, our indirect ownership of securities of each issuer may increase as a result of our capital contributions to our operating partnership or as limited partners exercise any redemption/exchange rights. Also, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.
Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.
Although we plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our operating partnership’s overall interest in an issuer (including in a taxable REIT subsidiary).

If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.
Annual Distribution Requirements.   To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to the sum of:
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90% of our REIT taxable income; and

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90% of our after-tax net income, if any, from foreclosure property; minus

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the excess of the sum of certain items of non-cash income over 5% of our REIT taxable income.

For these purposes, our REIT taxable income is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.
In addition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the five-year period following our acquisition of such asset, as described in the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of Our Company — General.”
Except as provided below, a taxpayer’s deduction for net business interest expense will generally be limited to 30% of its taxable income, as adjusted for certain items of income, gain, deduction or loss. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years, subject to special rules applicable to partnerships. If we or any of our subsidiary partnerships (including our operating partnership to the extent it is treated as a partnership, rather than a disregarded entity, for federal income tax purposes) are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. We believe that we or any of our subsidiary partnerships that are subject to this interest expense limitation will be eligible to make this election. If such election is made, although we or such subsidiary partnership, as applicable, would not be subject to the interest expense limitation described above, depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.
We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which they are paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, except as provided below, the amount distributed must not be preferential — i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential dividend limitation will not apply to distributions made by us, provided we qualify as a “publicly offered REIT.” We believe that we will be and expect we will continue to be, a publicly offered REIT. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay regular U.S. federal corporate income tax on the undistributed amount. We believe that we will make timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations.
We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock distributions in order to meet the distribution requirements, while preserving our cash.
Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In that case, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid.
Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which U.S. federal corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this excise tax.
For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.
Like-Kind Exchanges.   We may dispose of real property that is not held primarily for sale in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, or deficiency dividends, depending on the facts and circumstances surrounding the particular transaction.
Tax Liabilities and Attributes Inherited in Connection with Acquisitions.   From time to time, we or our operating partnership may acquire other corporations or entities and, in connection with such acquisitions, we may succeed to the historical tax attributes and liabilities of such entities. For example, if we acquire a C corporation and subsequently dispose of its assets within five years of the acquisition, we could be required to pay the built-in gain tax described in the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of Our Company — General.” In addition, in order to qualify as a REIT, at the end of any taxable year, we must not have any earnings and profits accumulated in a non-REIT year. As a result, if we acquire a C corporation, we must distribute the corporation’s earnings and profits accumulated prior to the acquisition before the end of the taxable year in which we acquire the corporation. We also could be required to pay the acquired entity’s unpaid taxes even though such liabilities arose prior to the time we acquired the entity.
Moreover, we may from time to time acquire other REITs through a merger or acquisition. If any such REIT failed to qualify as a REIT for any of its taxable years, such REIT would be liable for (and we, as the surviving corporation in the merger or acquisition, would be obligated to pay) regular U.S. federal corporate income tax on its taxable income for such taxable years. In addition, if such REIT was a C corporation at the time of the merger or acquisition, the tax consequences described in the preceding paragraph generally would apply. If such REIT failed to qualify as a REIT for any of its taxable years, but qualified as a REIT at the time of such merger or acquisition, and we acquired such REIT’s assets in a transaction in which our tax basis in the assets of such REIT is determined, in whole or in part, by reference to such REIT’s tax basis in such assets, we generally would be subject to tax on the built-in gain on each asset of such REIT as described above if we were to dispose of the asset in a taxable transaction during the five-year period following such REIT’s requalification as a REIT, subject to certain exceptions.

Moreover, even if such REIT qualified as a REIT at all relevant times, we would similarly be liable for other unpaid taxes (if any) of such REIT (such as the 100% tax on gains from any sales treated as “prohibited transactions” as described in the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of Our Company — Prohibited Transaction Income”).
Furthermore, after our acquisition of another corporation or entity, the asset and income tests will apply to all of our assets, including the assets we acquire from such corporation or entity, and to all of our income, including the income derived from the assets we acquire from such corporation or entity. As a result, the nature of the assets that we acquire from such corporation or entity and the income we derive from those assets may have an effect on our tax status as a REIT.
Failure to Qualify.   If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay regular U.S. federal corporate income tax on our taxable income. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, we will not be required to distribute any amounts to our stockholders and all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate stockholders may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Non-corporate stockholders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.
Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies
General.   All of our investments are held indirectly through our operating partnership. In addition, our operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies that we believe are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners of such partnerships are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership. We will include in our income our share of these partnership items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by our operating partnership (to the extent it is treated as a partnership rather than a disregarded entity for federal income tax purposes), including its share of the assets of its subsidiary partnerships, based on our capital interests in each such entity. See the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of Our Company — Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.” A disregarded entity is not treated as a separate entity for U.S. federal income tax purposes, and all assets, liabilities and items of income, gain, loss, deduction and credit of a disregarded entity are treated as assets, liabilities and items of income, gain, loss, deduction and credit of its parent that is not a disregarded entity for all purposes under the Code, including all REIT qualification tests.
Entity Classification.   Our interests in our operating partnership and any subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities for U.S. federal income tax purposes. For example, an entity that would otherwise be treated as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that our operating partnership or any subsidiary partnership will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See the sections entitled “Material U.S. Federal Income Tax Considerations — Taxation of Our Company — Asset Tests” and “Material U.S. Federal Income Tax Considerations — Taxation of Our Company — Income Tests,” respectively. This, in turn, could prevent us from qualifying as a REIT. See the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of Our Company — Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of our operating partnership or a subsidiary treated as a partnership or disregarded entity to a corporation might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment. We believe our operating partnership and any subsidiary partnerships and limited liability companies are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes.
Allocations of Items of Income, Gain, Loss and Deduction.   A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) generally will determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations thereunder. Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss of our operating partnership and any subsidiaries that are treated as partnerships for U.S. federal income tax purposes are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.
Tax Allocations With Respect to the Properties.   Under Section 704(c) of the Code, items of income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.
Our operating partnership may, from time to time, acquire interests in property in exchange for interests in our operating partnership. In that case, the tax basis of these property interests generally will carry over to our operating partnership, notwithstanding their different book (i.e., fair market) value. The partnership agreement requires that income and loss allocation with respect to these properties be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Depending on the method we choose in connection with any particular contribution, the carryover basis of each of the contributed interests in the properties in the hands of our operating partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if any of the contributed properties were to have a tax basis equal to its respective fair market value at the time of the contribution and (2) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our operating partnership. An allocation described in clause (2) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See the sections entitled “Material U.S. Federal Income Tax Considerations — Taxation of Our Company — Requirements for Qualification as a REIT” and “Material U.S. Federal Income Tax Considerations — Taxation of Our Company — Annual Distribution Requirements,” respectively.
Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.
Partnership Audit Rules.   The Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships. Under these rules, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these rules could result in partnerships in which we directly or indirectly invest, including our operating partnership, being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our capital stock.
Material U.S. Federal Income Tax Consequences to Holders of Our Capital Stock and Our Operating Partnership’s Debt Securities
The following discussion is a summary of the material U.S. federal income tax consequences to you of purchasing, owning and disposing of our capital stock or our operating partnership’s debt securities. This discussion is limited to holders who hold our capital stock or our operating partnership’s debt securities as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the alternative minimum tax. In addition, except where specifically noted, it does not address consequences relevant to holders subject to special rules, including, without limitation:
•
U.S. expatriates and former citizens or long-term residents of the United States;

•
U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•
persons holding our capital stock or our operating partnership’s debt securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•
banks, insurance companies, and other financial institutions;

•
REITs or regulated investment companies;

•
brokers, dealers or traders in securities;

•
“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•
tax-exempt organizations or governmental organizations;

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to our capital stock or our operating partnership’s debt securities being taken into account in an applicable financial statement;

•
persons deemed to sell our capital stock or our operating partnership’s debt securities under the constructive sale provisions of the Code; and

•
persons who hold or receive our capital stock pursuant to the exercise of any employee stock option or otherwise as compensation.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CAPITAL STOCK OR OUR OPERATING PARTNERSHIP’S DEBT SECURITIES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of our capital stock or our operating partnership’s debt securities that, for U.S. federal income tax purposes, is or is treated as:
•
an individual who is a citizen or resident of the United States;

•
a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our capital stock or our operating partnership’s debt securities that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.
If an entity treated as a partnership for U.S. federal income tax purposes holds our capital stock or our operating partnership’s debt securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our capital stock or our operating partnership’s debt securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
Taxation of Taxable U.S. Holders of Our Capital Stock
Distributions Generally.   Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Holders of Our Capital Stock — Tax Rates.” As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent described in the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Holders of Our Capital Stock — Tax Rates,” the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to our outstanding common stock.
To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder to the extent of the U.S. holder’s adjusted tax basis in such shares of stock. This treatment will reduce the U.S. holder’s adjusted tax basis in such shares of stock by such amount, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.
U.S. holders that receive taxable stock distributions, including distributions partially payable in our capital stock and partially payable in cash, would be required to include the full amount of the distribution (i.e., the cash and the stock portion) as a dividend (subject to limited exceptions) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes, as described above. The amount of any distribution payable in our capital stock generally is equal to the amount of cash that could have been received instead of the capital stock. Depending on the circumstances of a U.S. holder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. holder would have to pay the tax using cash from other sources. If a U.S. holder sells the capital stock it received in connection with a taxable stock distribution in order to pay this tax and the proceeds of such sale are less than the amount required to be included in income with respect to the stock portion of the distribution, such U.S. holder could have a capital loss with respect to the stock sale that could not be used to offset such income. A U.S. holder that receives capital stock pursuant to such distribution generally has a tax basis in such capital stock equal to the amount of cash that could have been received instead of such capital stock as described above, and has a holding period in such capital stock that begins on the day immediately following the payment date for the distribution.
Capital Gain Dividends.   Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long-term capital gains which are to be included in our stockholders’ long-term capital gains, based on the allocation of the capital gain amount which would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our stockholders.
Retention of Net Capital Gains.   We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for U.S. federal income tax purposes) would be adjusted accordingly, and a U.S. holder generally would:
•
include its pro rata share of our undistributed capital gain in computing its long-term capital gains in its U.S. federal income tax return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•
be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s income as long-term capital gain;

•
receive a credit or refund for the amount of tax deemed paid by it;

•
increase the adjusted tax basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•
in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations.   Distributions we make and gain arising from the sale or exchange of our capital stock by a U.S. holder will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder generally may elect to treat capital gain dividends, capital gains from the disposition of our capital stock and income designated as qualified dividend income, as described in the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Holders of Our Capital Stock — Tax Rates,” as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.
Dispositions of Our Capital Stock.   Except as described in the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Holders of Our Capital Stock — Redemption or Repurchase by Us,” if a U.S. holder sells or disposes of shares of our capital stock, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held such capital stock for more than one year. However, if a U.S. holder recognizes a loss upon the sale or other disposition of capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.
Redemption or Repurchase by Us.   A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described in the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Holders of Our Capital Stock — Distributions Generally”) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:
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is “substantially disproportionate” with respect to the U.S. holder,

•
results in a “complete redemption” of the U.S. holder’s stock interest in us, or

•
is “not essentially equivalent to a dividend” with respect to the U.S. holder,

all within the meaning of Section 302(b) of the Code.
In determining whether any of these tests has been met, shares of our capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, generally must be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.
If a redemption or repurchase of shares of our capital stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Holders of Our Capital Stock — Distributions Generally.” A U.S. holder’s adjusted tax basis in the redeemed or repurchased shares generally will be transferred to the holder’s remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of a redemption or repurchase of our capital stock.
If a redemption or repurchase of shares of our capital stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described in the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Holders of Our Capital Stock — Dispositions of Our Capital Stock.”
Tax Rates.   The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” generally is 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” generally is 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). Capital gain dividends will only be eligible for the rates described above to the extent that they are properly designated by the REIT as “capital gain dividends.” U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. In addition, non-corporate U.S. holders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations.
Taxation of Tax-Exempt Holders of Our Capital Stock
Dividend income from us and gain arising upon a sale of our capital stock generally should not be unrelated business taxable income, or UBTI, to a tax-exempt holder, except as described below. This income or gain will be UBTI, however, to the extent a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.
For tax-exempt holders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our holders. However, because our common stock is (and, we anticipate, will continue to be) publicly traded, we cannot guarantee that this will always be the case.
Taxation of Non-U.S. Holders of Our Capital Stock
The following discussion addresses the rules governing U.S. federal income taxation of the purchase, ownership and disposition of our capital stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address other federal, state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state, local and non-U.S. income and other tax laws and any applicable tax treaty on the purchase, ownership and disposition of shares of our capital stock, including any reporting requirements.
Distributions Generally.   Distributions (including any taxable stock distributions) that are neither attributable to gains from sales or exchanges by us of United States real property interests, or USRPIs, nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied for a non-U.S. holder to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business generally will not be subject to withholding but will be subject to U.S. federal income tax on a net basis at the regular rates, in the same manner as dividends paid to U.S. holders are subject to U.S. federal income tax. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.
Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:
(1)
a lower treaty rate applies and the non-U.S. holder furnishes an IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate; or

(2)
the non-U.S. holder furnishes an IRS Form W-8ECI (or other applicable documentation) claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted tax basis of the holder’s capital stock, but rather will reduce the adjusted tax basis of such stock. To the extent that such distributions exceed the non-U.S. holder’s adjusted tax basis in such capital stock, they generally will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. However, such excess distributions may be treated as dividend income for certain non-U.S. holders. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.
Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests.   Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:
(1)
the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

(2)
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to the Foreign Investment in Real Property Tax Act, or FIRPTA, distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders generally would be taxed at the regular rates applicable to U.S. holders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 21% of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. The amount withheld is creditable against the non-U.S. holder’s U.S.

federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements, or qualified shareholders, are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
Retention of Net Capital Gains.   Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our capital stock should be treated with respect to non-U.S. holders as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. holders should consult their tax advisors regarding the taxation of such retained net capital gain.
Sale of Our Capital Stock.   Except as described in the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Holders of Our Capital Stock — Redemption or Repurchase by Us,” gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our capital stock generally will not be subject to U.S. federal income tax unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “United States real property holding corporation,” or USRPHC, will constitute a USRPI. We believe that we will be a USRPHC. Our capital stock will not, however, constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly or indirectly by non-United States persons, subject to certain rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a United States person unless the REIT has actual knowledge that such person is not a United States person. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our common stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”
Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells our capital stock, gain realized from the sale or other taxable disposition by a non-U.S. holder of such capital stock would not be subject to U.S. federal income tax under FIRPTA as a sale of a USRPI if:
(1)
such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as The Nasdaq Stock Market LLC; and

(2)
such non-U.S. holder owned, actually and constructively, 10% or less of our capital stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period.

In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shares that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (a) the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a non-U.S. holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of such stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless such stock is “regularly traded” and the non-U.S. holder did not own more than 10% of the stock at any time during the one-year period ending on the date of the distribution described in clause (1).
If gain on the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, and if shares of the applicable class of our capital stock were not “regularly traded” on an established securities market, the purchaser of such capital stock generally would be required to withhold and remit to the IRS 15% of the purchase price.
Redemption or Repurchase by Us.   A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Holders of Our Capital Stock — Redemption or Repurchase by Us.” Qualified shareholders and their owners may be subject to different rules and should consult their tax advisors regarding the application of such rules. If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Holders of Our Capital Stock — Distributions Generally.” If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described in the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Holders of Our Capital Stock — Sale of Our Capital Stock.”
Taxation of Holders of Our Operating Partnership’s Debt Securities
The following summary describes the material U.S. federal income tax consequences of purchasing, owning and disposing of debt securities issued by our operating partnership. This discussion assumes the debt securities will be issued with less than a statutory de minimis amount of original issue discount for U.S. federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).

Taxation of U.S. Holders
Payments of Interest.   Interest on a debt security generally will be taxable to a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.
Sale or Other Taxable Disposition.   A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of such gain or loss generally will be equal to the difference between the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in a debt security generally will be equal to the amount the U.S. holder paid for the debt security. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year at the time of such sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations.
Taxation of Non-U.S. Holders
Payments of Interest.   Interest paid on a debt security to a non-U.S. holder that is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax or withholding, provided that:
•
the non-U.S. holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock or our operating partnership’s capital or profits;

•
the non-U.S. holder is not a controlled foreign corporation related to our operating partnership through actual or constructive stock ownership; and

•
either (1) the non-U.S. holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt security on behalf of the non-U.S. holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement under penalties of perjury that such holder is not a United States person and provides the applicable withholding agent with a copy of such statement; or (3) the non-U.S. holder holds its debt security directly through a “qualified intermediary” (within the meaning of the applicable Treasury Regulations) and certain conditions are satisfied.

If a non-U.S. holder does not satisfy the requirements above, such non-U.S. holder will be subject to withholding tax of 30%, subject to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established.
If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such interest is attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.
Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular rates. A non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Sale or Other Taxable Disposition.   A non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “— Taxation of Holders of Our Operating Partnership’s Debt Securities — Taxation of Non-U.S. Holders — Payments of Interest”) unless:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable); or

•
the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of a debt security, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
U.S. Holders.   A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our capital stock, our operating partnership’s debt securities or proceeds from the sale or other taxable disposition of such stock or securities (including a redemption or retirement of a debt security). Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:
•
the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•
the holder furnishes an incorrect taxpayer identification number;

•
the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•
the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Holders.   Payments of dividends on our capital stock and interest on our operating partnership’s debt securities generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our capital stock or interest on our operating partnership’s debt securities paid to the non-U.S. holder, regardless of whether such distributions constitute a dividend or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of such stock or our operating partnership’s debt securities (including a redemption or retirement of such debt securities) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of such stock or debt securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Medicare Contribution Tax on Unearned Income
Certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on stock, interest on debt obligations and capital gains from the sale or other disposition of stock or debt obligations, subject to certain limitations. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock or our operating partnership’s debt securities.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our capital stock or interest on our operating partnership’s debt securities (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our capital stock or our operating partnership’s debt securities, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our capital stock or interest on our operating partnership’s debt securities. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock or debt securities on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or our operating partnership’s debt securities.
Other Tax Consequences
State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax other than the income tax. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our capital stock or our operating partnership’s debt securities.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any common stock will be listed on The Nasdaq Stock Market LLC, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Latham & Watkins LLP, New York, New York. Certain legal matters with respect to the validity of shares of our capital stock and certain other legal matters relating to Maryland law will be passed upon for us by Venable LLP, Baltimore, Maryland. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements and the related consolidated financial statement schedules of INDUS Realty Trust, Inc. (formerly known as Griffin Industrial Realty, Inc.) as of November 30, 2020 and 2019 and for each of the years in the three-year period ended November 30, 2020 incorporated in this Prospectus by reference from the INDUS Realty Trust, Inc. Annual Report on Form 10-K for the year ended November 30, 2020 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

2,150,000 Shares
INDUS Realty Trust, Inc.
Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Morgan StanleyCitigroup
Book-Running Managers
J.P. MorganBaird
Co-Managers
BTIGBMO Capital MarketsJMP Securities

Dated October 5, 2021